UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.         )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

SUPERNUS PHARMACEUTICALS, INC.

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SUPERNUS PHARMACEUTICALS, INC.
9715 Key West Avenue
Rockville, MD 20850
(301) 838-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
VIRTUAL MEETING ONLY
TO BE HELD AT 10:00 A.M. EDT, ON
JUNE 15, 2021

To the Stockholders of Supernus Pharmaceuticals, Inc.:
NOTICE IS HEREBY GIVEN THAT the 2021 Annual Meeting of the Stockholders of Supernus Pharmaceuticals, Inc., a Delaware corporation (Supernus), will be held on Tuesday, June 15, 2021, at 10:00 A.M. Eastern Daylight Time. Due to the information and guidance currently available surrounding the public health impact of the coronavirus outbreak (COVID-19), this year’s Annual Meeting will be held by means of a live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/209865619 on the meeting date and at the time set forth above. The password for the meeting is SUPN2021. There is no physical location for the Annual Meeting. Your attendance at the virtual Annual Meeting affords you the same rights and opportunities to participate as you would have at an in-person annual meeting.
At the 2021 Annual Meeting of Stockholders, you will be asked to consider and vote upon the following matters:
1.
to elect two (2) directors to hold office for the ensuing three (3) years and until their successors have been duly elected and qualified;

2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.
to approve, on a non-binding basis, the compensation paid to our named executive officers;

4.
to approve and adopt the Supernus Pharmaceuticals, Inc. 2021 Equity Incentive Plan in advance of expiration of the 2012 Equity Incentive Plan; and

5.
to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 16, 2021, as the Record Date for the determination of holders of common stock of Supernus entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of stockholders of record entitled to vote at the Annual Meeting will be accessible on the virtual meeting website during the meeting for those attending the meeting, and for ten days prior to the meeting, at our corporate offices at 9715 Key West Avenue, Rockville, Maryland 20850.
THE BOARD OF DIRECTORS IS SOLICITING PROXIES TO BE USED AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS. ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING VIA WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY VOTING YOUR SHARES VIA THE INTERNET OR TELEPHONE WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. SUBMITTING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE ANNUAL MEETING VIA WEBCAST (AND, IF YOU ARE NOT THE STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BANK,

BROKER OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES AT THE VIRTUAL ANNUAL MEETING).
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021. THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND 2020 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: www.edocumentview.com/SUPN.
BY ORDER OF THE BOARD OF DIRECTORS
Jack A. Khattar, Secretary
April 30, 2021

SUPERNUS PHARMACEUTICALS, INC.
9715 Key West Avenue
Rockville, MD 20850
(301) 838-2500
DATED April 30, 2021
PROXY STATEMENT
This Proxy Statement is furnished with the attached Notice of Annual Meeting on or about April 30, 2021, to each stockholder of record of Supernus Pharmaceuticals, Inc. (Supernus or the Company) as of the close of business on April 16, 2021 (Record Date), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders (Annual Meeting) of the Company to be held virtually via a webcast on June 15, 2021, at 10:00 A.M. Eastern Daylight Time, and at any adjournment or adjournments thereof for the purposes stated below.
Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on April 16, 2021, the total number of shares of our common stock (Common Stock) outstanding was 53,018,637 shares. Each share of Common Stock will be entitled to one vote per share on all business to come before the Annual Meeting.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
On or about May 5, 2021, we will mail to stockholders a Notice Regarding the Availability of Proxy Materials. Stockholders may access the proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report on the Internet at www.edocumentview.com/SUPN. You can also request that a paper copy of the proxy materials be mailed to you free of charge via the Internet at www.investorvote.com/SUPN, by toll-free telephone at 1-866-641-4276 or by sending an email to investorvote@computershare.com with “Proxy Materials Supernus Pharmaceuticals, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/209865619. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on the Important Notice Regarding the Availability of Proxy Materials (Notice) card and the instructions in this Proxy Statement. The password for the meeting is SUPN2021.
The online meeting will begin promptly at 10:00 A.M. Eastern Daylight Time, on June 15, 2021. We encourage you to access the meeting prior to the start time leaving ample time for the check in process. Please follow the registration instructions as outlined in this Proxy Statement.
We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast and listen-only audio. If you encounter any difficulties accessing the live webcast and listen-only audio before or during the Annual Meeting please call 1-888-724-2416 (toll free). Technical support will be available starting at 9:00 A.M. Eastern Daylight Time, on June 15, 2021, and will remain available until thirty minutes after the Annual Meeting has finished. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice card that you received.
If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Annual Meeting virtually on the Internet. To register, you must submit proof of your proxy power (legal proxy) reflecting your Supernus holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M. Eastern Daylight Time, on June 10, 2021. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed by email to legalproxy@computershare.com with the email from your bank, broker or nominee, or attach an image of your legal proxy, or you can send your legal proxy by mail to Computershare, Supernus Pharmaceuticals, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
QUORUM AND REQUIRED VOTE
The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present virtually or represented by proxy, shall constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed Proxy, the shares of Common Stock represented by such Proxy will not be considered present at the Annual Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed Proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of Common Stock represented by such Proxy will be considered present at the Annual Meeting for purposes of determining the presence of a quorum.
A plurality of the votes cast is required for the election of directors. In the event that neither a “For” nor a “Withhold” is cast for a director, such non-votes will have no impact on the outcome of the election of directors. The rules that determine how your broker can vote your shares state that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. You must provide your broker with voting instructions so that your vote will be counted. Broker non-votes will have no effect on the outcome of the election of directors.
An affirmative vote of the majority of the votes cast, present in person or by proxy at the meeting, is required for the approval of Proposals 2, 3 and 4. Abstentions will have the effect of a “no” vote with respect to Proposals 2, 3 and 4, and broker non-votes will have no effect on the outcome of these proposals.
REVOCABILITY OF PROXY
If you are a stockholder of record, any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of Supernus in writing and delivering a duly executed Proxy bearing a later date, or a later-dated online or phone vote or by voting at the virtual Annual Meeting.
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your bank, broker or other nominee, or if you have received a proxy from your bank, broker or other nominee giving you the right to vote your shares at the virtual Annual Meeting, by attending and voting at the virtual Annual Meeting.
DISSENTER’S RIGHT OF APPRAISAL
The matters submitted to the stockholders for their approval will not give rise to dissenter’s appraisal rights under Delaware law.
PERSONS MAKING THE SOLICITATION
The accompanying Proxy is being solicited on behalf of the Board of Directors of Supernus. In addition to mailing the Proxy materials, solicitation may be made in person or by telephone or electronic transmission by directors, officers or other employees of Supernus, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by us. We will request banks, brokers and other nominees to forward Proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 16, 2021 by: (i) any person who, to our knowledge, owns 5% or more of the Common Stock on an as-converted basis, (ii) our named executive officers (NEOs) and our directors and director nominees individually, and (iii) all of our executive officers and directors, as a group. Unless otherwise indicated, the address for each of the stockholders listed in the table below is c/o Supernus Pharmaceuticals, Inc., 9715 Key West Avenue, Rockville, Maryland 20850.
Beneficial ownership is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission (SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of April 16, 2021, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholders’ name.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders:
BlackRock, Inc. and its affiliates(1) 55 East 52nd Street New York, NY 10055	8,912,801	16.90%
The Vanguard Group and its affiliates(2) 100 Vanguard Blvd. Malvern, PA 19355	5,298,078	10.06%
Armistice Capital, LLC(3) 510 Madison Avenue, 7th Floor New York, NY 10022	3,120,000	5.90%
Executive Officers and Directors:
Jack A. Khattar+(4)	3,354,729	6.12%
James P. Kelly+	—	*
Gregory S. Patrick+	29,078	*
Padmanabh P. Bhatt, Ph.D.+(5)	151,250	*
Stefan K.F. Schwabe, M.D., Ph.D.+	3,368	*
Tami T. Martin, R.N., Esq.+(6)	173,576	*
Carrolee Barlow, M.D., Ph.D.(7)	32,050	*
Georges Gemayel, Ph.D.(8)	99,497	*
Frederick M. Hudson(9)	113,506	*
Charles W. Newhall, III(10)	190,771	*
John M. Siebert, Ph.D.(11)	120,239	*
All executive officers and directors as a group (11 persons)	4,344,653	7.99%

*
Less than one percent.

+
Such person is a NEO. The NEOs consist of our Chief Executive Officer, Chief Financial Officer, our three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer, Gregory S. Patrick, our former Chief Financial Officer, who retired from the Company on November 17, 2020, and for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of the fiscal year, and Stefan K.F. Schwabe, our former Executive Vice President of Research and Development and Chief Medical Officer, who retired from the Company on December 31, 2020, and was one of our three most highly compensated officers in 2020.

(1)
The number of shares is based on information provided in a Schedule 13G filed by BlackRock, Inc. with the SEC on January 25, 2021. BlackRock, Inc. indirectly holds the shares on behalf of its affiliated investment adviser subsidiaries, consisting of BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, which is the beneficial owner of more than five percent (5%) of the shares of common stock, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited and BlackRock Investment Management (Australia) Limited. BlackRock, Inc. has sole voting power with respect to 8,783,973 shares and sole dispositive power with respect to 8,912,801 shares.

(2)
The number of shares is based on information provided in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021. The Vanguard Group, Inc. indirectly holds the shares on behalf of its affiliated subsidiaries, consisting of Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The Vanguard Group has shared voting and dispositive power with respect to 68,474 and 113,680 shares, respectively, and sole dispositive power with respect to 5,184,398 shares.

(3)
The number of shares is based on information provided in a Schedule 13G/A filed by Armistice Capital, LLC with the SEC on February 16, 2021. Armistice Capital, LLC and Steven Boyd are the beneficial owners of 3,120,000. Armistice Capital, LLC and Steven Boyd share voting and dispositive power with respect to 3,120,000.

(4)
Includes 1,058,450 shares of common stock held by KBT Trust and 1,779,813 shares of common stock issuable to Mr. Khattar that may be acquired at or within 60 days of April 16, 2021, pursuant to the exercise of outstanding options.

(5)
Includes 151,250 shares of common stock issuable to Dr. Bhatt that may be acquired at or within 60 days of April 16, 2021, pursuant to the exercise of outstanding options.

(6)
Includes 87,250 shares of common stock issuable to Ms. Martin that may be acquired at or within 60 days of April 16, 2021, pursuant to the exercise of outstanding options.

(7)
Includes 26,839 shares of common stock issuable to Dr. Barlow that may be acquired at or within 60 days of April 16, 2021, pursuant to the exercise of outstanding options.

(8)
Includes 94,286 shares of common stock issuable to Dr. Gemayel that may be acquired at or within 60 days of April 16, 2021, pursuant to the exercise of outstanding options.

(9)
Includes 95,465 shares of common stock issuable to Mr. Hudson that may be acquired at or within 60 days of April 16, 2021, pursuant to the exercise of outstanding options.

(10)
Includes 95,465 shares of common stock issuable to Mr. Newhall that may be acquired at or within 60 days of April 16, 2021, pursuant to the exercise of outstanding options.

(11)
Includes 59,286 shares of common stock issuable to Dr. Siebert that may be acquired at or within 60 days of April 16, 2021, pursuant to the exercise of outstanding options.

PROPOSAL 1
ELECTION OF DIRECTORS
In April 2012, our stockholders approved the Company’s Amended and Restated Certificate of Incorporation, which divided the Board of Directors into three classes, as nearly equal in number as possible with one class standing for election each year for a three-year term. The term of the Class III directors will expire at the 2021 Annual Meeting of Stockholders, the term of the Class I directors will expire at the 2022 Annual Meeting of Stockholders and the term of the Class II directors will expire at the 2023 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, the successors of the class of directors whose term expires shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.
Our Board of Directors shall be not fewer than five and not more than 15 members. At our Annual Meeting, two directors are to be elected. The Board of Directors recommends that stockholders elect Georges Gemayel, Ph.D. and John M. Siebert, Ph.D. to hold office until the 2024 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. This slate of directors, recommended and approved by the Board of Directors, was determined following an assessment by the Board of Directors of the skill set and experience of such persons. Concerning the nominees named below, Dr. Gemayel and Dr. Siebert were elected as directors at the Annual Meeting of Stockholders held on June 12, 2018. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason the nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board of Directors, if any person is so nominated. We have no reason to believe that the nominees will be unable or unwilling to serve if elected, and the nominees have expressed their intention to serve the entire term for which election is sought. The proxies cannot be voted for a greater number of persons than the number of nominees named, which is two nominees.
The following table sets forth below the name, age, service dates and respective position with the Company of each member of our Board of Directors:
Name	Age	Director Since	Position
Class I Directors (Term maturing in 2022)
Carrolee Barlow, M.D., Ph.D.	57	2018	Director
Jack A. Khattar	59	2005	President, Chief Executive Officer and Secretary, Director
Class II Directors (Term maturing in 2023):
Frederick M. Hudson(1)(2)	75	2010	Director
Charles W. Newhall, III(2)(3)	76	2005	Director
Class III Directors (Term maturing in 2021):
Georges Gemayel, Ph.D.(1)(3).	61	2015	Director
John M. Siebert, Ph.D.(1)(2)	81	2011	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Governance and Nominating Committee

Biographical Information
The following is a brief biography of each nominee for election of director and a discussion of the specific experience, qualifications, attributes or skills that led the Board of Directors to select that director for nomination.

Class III Nominees With Term of Office Expiring in 2021:
Georges Gemayel, Ph.D., has served as a member of our Board of Directors since 2015. Since 2010, he has served as a consultant for several biotechnology companies and venture capital funds. From February 2011 to December 2012, Dr. Gemayel served as Executive Chairman of Syndexa Pharmaceuticals Corp., a privately held drug development company. Prior to that, in 2010, Dr. Gemayel served as Executive Chairman of FoldRx until its acquisition by Pfizer. From June 2008 until November 2009, Dr. Gemayel served as President and Chief Executive Officer of Altus Pharmaceuticals, a publicly traded pharmaceutical company. From 2003 to 2008, he was Executive Vice President at Genzyme Corporation where he was responsible for Genzyme’s global therapeutics, transplant, renal and biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann La-Roche, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility over his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his Ph.D. in Pharmacology from Paris-Sud University in Paris. France. Dr. Gemayel currently serves as Chairman of the board of directors of Oxthera AB, Enterome Bioscience SA and Dynacure, all privately held companies, as well as the Chairman of the board of directors of Orphazyme A/S and a director and a member of the audit and governance committees of Momenta Pharmaceuticals (each publicly traded companies). He was previously a director of Adolor Corporation, a publicly traded company, acquired by Cubist Pharmaceuticals. Inc., a director at Prosensa, acquired by Biomarin, a director at NPS, acquired by Shire, a director of Epitherapeutics, acquired by Gilead, a director of Raptor Pharmaceutical Corp., acquired by Horizon Pharma plc, the Chairman of Dimension Therapeutics, acquired by Ultragenyx, and the Chairman of Vascular Magnetics, a privately owned company. Dr. Gemayel’s substantial experience on the boards of directors of life science and healthcare companies and his over 25 years of experience in the pharmaceutical industry, including management and executive positions spanning the United States, Europe and the Middle East, qualify him to serve as a director.
John M. Siebert, Ph.D., has served as a member of our Board of Directors since 2011. Dr. Siebert is currently a member of the board of directors of Riverside Pharmaceuticals, a private company. From February 2018 to July 2020, Dr. Siebert was Acting Principal Executive Officer of Aradigm Corporation, a publicly traded respiratory pharmaceuticals development company. From November 2006 to February 2018, Dr. Siebert was a member of the board of directors of Aradigm Corporation and was Chairman of the board of directors from June 2017 to February 2018. From May 2014 to November 2015, Dr. Siebert was Chief Executive Officer of Chase Pharmaceuticals, a company conducting clinical trials in Alzheimer’s disease. From 2010 to 2014, he was a Partner and Chief Operating Officer of New Rhein Healthcare Investors, LLC, a private equity group. From 2008 to 2010, Dr. Siebert was the founder and CEO of Compan Pharmaceuticals, a companion animal pharmaceutical company developing a drug to treat transitional cell cancer. From May 2003 to October 2008, Dr. Siebert was the Chairman and Chief Executive Officer of CyDex, Inc., a privately held specialty pharmaceutical company. From September 1995 to April 2003, he was President and Chief Executive Officer of CIMA Labs Inc., a publicly traded specialty pharmaceutical company, and from July 1995 to September 1995 he was President and Chief Operating Officer of CIMA Labs. From 1992 to 1995, Dr. Siebert was Vice President, Technical Affairs at Dey Laboratories, Inc., a privately held pharmaceutical company. From 1988 to 1992, he headed R&D and Quality Control at a division of Bayer Corporation. Prior to that, Dr. Siebert was employed by E.R. Squibb & Sons, Inc., G.D. Searle & Co., Gillette and The Procter & Gamble Company. Dr. Siebert holds a B.S. in Chemistry from Illinois Benedictine University, an M.S. in Organic Chemistry from Wichita State University and a Ph.D. in Organic Chemistry from the University of Missouri. Dr. Siebert’s substantial operational and business experience with companies in the healthcare sector, combined with his scientific experience, qualify him to serve as a director.
The Board of Directors recommends a vote “FOR” the election of the Class III nominees to the Board of Directors named above.
Class I Directors Continuing for Term of Office Expiring in 2022:
Carrolee Barlow, M.D., Ph.D., has served as a member of our Board of Directors since 2018. Dr. Barlow is a renowned expert in neuroscience and neurodegeneration, rare diseases and clinical development of new therapies, and she is presently the Chief Medical Officer of E-Scape Bio, a position she has held since January 2019. E-Scape Bio is a preclinical biopharmaceutical company focused on the discovery and development of small molecule drugs to treat genetically-defined subpopulations in neurodegenerative diseases. Prior to E-Scape, Dr. Barlow served as Chief Executive Officer of the Parkinson’s Institute and Clinical Center (Parkinson’s Institute), an independent nonprofit organization providing research, clinical trials and patient care for Parkinson’s and related disorders. There, she led all aspects of basic research, clinical research, and clinical care, as well as partnerships with biotech and pharmaceutical companies. She remained a member of the board of directors for the Parkinson’s Institute until 2019. Before joining the Parkinson’s Institute in 2014, Dr. Barlow served as a consultant and advisor to a variety of biotechnology companies addressing neurologic, psychiatric, metabolic and rare genetic diseases. She was acting Chief Medical Officer at Amicus Therapeutics leading the execution, analysis and regulatory interactions that resulted in the approval of the first small-molecule therapy for Fabry disease (migalastat). She also led efforts that resulted in the first proof-of-concept clinical studies in patients for two novel biologic programs for Pompe and Fabry diseases. Previously, Dr. Barlow was a co-founder, Chief Scientific Officer and Chief Medical Officer of BrainCells Inc., advancing new therapeutic approaches for neurological and psychiatric disease, and worked at Merck Research Laboratories as Director of Molecular Neuroscience and worldwide leader of the Stroke and Neurodegeneration therapeutic areas. Earlier in her career, Dr. Barlow was a professor at the Salk Institute for Biological Studies, where she was a pioneer in the nascent field of neurogenomics. Dr. Barlow currently serves as a member of the board of directors of Orphazyme A/S, a publicly traded company, and on the scientific advisory boards of Razor Inc., Kainos Medicine and Rune Biosciences, each a private company. Dr. Barlow received her M.D. from the University of Utah and completed her residency in internal medicine at The New York Hospital, Cornell Medical Center. She went on to earn a Ph.D. in molecular and developmental biology at the Karolinska Medical Nobel Institute in Stockholm, Sweden. Shortly thereafter, she joined the National Institutes of Health and completed specialty training in endocrinology and a postdoctoral fellowship in neurogenetics at the National Human Genome Research Institute. Dr. Barlow is an author of approximately 100 peer-reviewed research papers, review articles and book chapters, and is an inventor on numerous U.S. patents. Dr. Barlow’s extensive executive and pharmaceutical research experience with various neurological and psychiatric diseases qualifies her to serve as a director.
Jack A. Khattar is the founder of our Company and has served as our President, Chief Executive Officer and Secretary and a Director since 2005. From 1999 to 2005, Mr. Khattar served in various positions during that time as a board member, President and Chief Executive Officer of Shire Laboratories Inc., the drug delivery subsidiary of Shire plc. From 1999 to 2004, he also served as a member of Shire plc’s executive committee. Prior to that, Mr. Khattar served as an executive officer and the Chairman of the management committee at CIMA Labs Inc. (CIMA), a drug delivery company where he was also responsible for business development, corporate alliances and strategic planning. Prior to joining CIMA in 1995, Mr. Khattar held several marketing and business development positions at Merck & Co., Novartis, Playtex and Kodak in various locations, including the United States, Europe and the Middle East. Mr. Khattar currently serves on the boards of directors of Navitor Pharmaceuticals, LLC and Cognition Therapeutics Inc., privately-held development stage biotechnology companies, and on the advisory board of New Rhein Healthcare, a private equity firm. Mr. Khattar also serves as Chairman of the board of directors of scPharmaceuticals, a publicly traded pharmaceutical company. Mr. Khattar earned his degrees in Marketing with a BBA from American University of Beirut and an MBA from the Wharton School of the University of Pennsylvania. Mr. Khattar’s leadership, executive, managerial, business and pharmaceutical company experience, along with his more than 30 years of industry experience in the development and commercialization of pharmaceutical products and drug delivery technologies, qualify him to be a director.
Class II Directors Continuing for Term of Office Expiring in 2023:
Frederick M. Hudson has served as a member of our Board of Directors since 2010. Mr. Hudson retired as a partner in the accounting firm of KPMG LLP in 2006 after a 37 year career with the firm. During Mr. Hudson’s career with KPMG, he was the partner in charge of the health care audit practice for the Washington  —  Baltimore business unit, and held leadership positions for serving the middle market practice and due diligence and mergers and acquisitions services. He was also a leader of the health care audit practice for the Mid-Atlantic area of KPMG, and served as national account lead partner and venture capital liaison partner. Mr. Hudson currently chairs the audit committee of the board of directors of

scPharmaceuticals, Inc., a publicly traded pharmaceutical company. From 2014 to 2019, Mr. Hudson was on the board of directors of Aradigm Corporation, a publicly traded specialty pharmaceutical company, and was also chair of the audit committee and a member of several other board committees. He is Chairman of the board of directors of GBMC Healthcare, Inc. and its affiliate, Greater Baltimore Medical Center, where he was the prior chair of the finance committee and audit committee. He was previously on the board of directors and the audit committee chair of Educate, Inc., Woodhaven Holding Corp., Vicor Technologies, Inc., and Paradigm Management Services LLC; and a member of the board of directors and the compliance committee of Maxim Healthcare Services, Inc. Mr. Hudson received a B.S. in Accounting from Loyola University Maryland and is a Certified Public Accountant (retired). Mr. Hudson’s extensive accounting and health care audit experience qualify him to serve as a director.
Charles W. Newhall, III has served as a member of our Board of Directors since 2005 and was elected to serve as Chairman of the Board in August 2016. In 1977, Mr. Newhall co-founded NEA, a venture capital firm that focuses on the medical and life sciences and information technology industries, from which he retired effective December 31, 2012. To date, Mr. Newhall has served as a director of over approximately 60 venture-backed companies. In 1986, he founded the Mid-Atlantic Venture Capital Association (MAVA), which now has over 500 venture capital firms that are members, and is one of the most active regional venture associations in the country. He is Chairman Emeritus of MAVA. He has served as an advisor to Greenspring Associates since 2012. Before NEA, Mr. Newhall was a Vice President of T. Rowe Price. He served in Vietnam commanding an independent platoon including an initial reconnaissance of Hamburger Hill. His decorations include the Silver Star, Bronze Star V (1st OLC) and the Purple Heart. He earned an Honors Degree in English from the University of Pennsylvania and an MBA from Harvard Business School. Mr. Newhall’s substantial experience with companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director.
CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. A copy of the Code of Ethics is currently available at www.supernus.com. Supernus will publicly disclose any waivers or amendments to the Code of Ethics that apply to the Chief Executive Officer (CEO) and senior financial officers pursuant to the requirements of the SEC.
Composition of Our Board of Directors
Our Board of Directors currently consists of six members. Our Class I directors were elected by our stockholders at the 2019 Annual Meeting of Stockholders, our Class II directors were elected by our stockholders at the 2020 Annual Meeting of Stockholders, and our Class III directors were elected by our stockholders at the 2018 Annual Meeting of Stockholders. Our Governance and Nominating Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, including, for example, diversity, which is not limited to race, gender or national origin. Our Governance and Nominating Committee and Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our growth strategy.
Description of Director Qualifications, Nominating Process and Stockholder Nominations
Members of our Board of Directors should meet certain minimum qualifications including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Board of Directors may consider a variety of other qualities and skills, including (i) expertise in the businesses in which Supernus may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of gender, race, ethnic background and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, NASDAQ rules, state law and Supernus’ charter and bylaws.
The Governance and Nominating Committee of the Board of Directors will annually assess the qualifications, expertise, performance and willingness to serve of our existing directors. Such assessments may occur more frequently as circumstances warrant and often involve the entire Board of Directors rather than only the members of the Governance and Nominating Committee. If at any time during the year, the Governance and Nominating Committee, or the full Board of Directors, determines a need to add a new director with specific qualifications or to fill a vacancy on the Board of Directors, the Governance and Nominating Committee will then initiate the search, working with staff support and seeking input from directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board of Directors, will then be identified and presented to the Board of Directors which will then prioritize the candidates and determine if any of the members of the Board of Directors or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. The Governance and Nominating Committee will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Board of Directors for final evaluation. The Board of Directors will meet to consider such recommendations and to approve the final candidate, and will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.
The Board of Directors will consider director candidates recommended by our stockholders in accordance with the following procedures. Stockholders may make recommendations with regard to nominees for election to the Board of Directors at future Annual Meetings of stockholders by submitting in writing a notice, received by the Secretary of Supernus, no earlier than 120 days and no later than 90 days prior to the anniversary date of the prior year’s meeting, or, if we did not have an Annual Meeting of Stockholders in the prior year or if the date of the current year’s Annual Meeting is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting, on or before 15 days after the date on which the date of the current year’s Annual Meeting is first disclosed in a public statement. Such recommendations or notices of nomination must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules and regulations promulgated thereunder. With respect to nominations, notices of nominations must include the written consent of each nominee to be named in the proxy statement as a nominee and to serve as a director if elected. In addition, stockholders submitting nominations must provide certain information pertinent to them. In making recommendations or nominations, stockholders must adhere to all of the required procedures set forth in our Amended and Restated Bylaws, a copy of which has been filed with the SEC. Stockholders should also consider the minimum qualifications determined by our Board of Directors for Board members as noted elsewhere in this Proxy Statement. All nominees for director, including nominees recommended by a stockholder, shall be evaluated on the same basis.
Director Resignation Policy
The Board of Directors has adopted a policy to require any incumbent director nominee who does not receive the affirmative vote of the majority of shares voted in connection with his or her uncontested election to tender his or her resignation from the Board of Directors promptly following certification of the stockholder vote. The Governance and Nominating Committee will consider the resignation and recommend to the Board of Directors whether to accept or reject it. The Board of Directors, taking into account the Governance and Nominating Committee’s recommendation, will act on each tendered resignation within 90 days following the certification of the stockholder vote. If a director’s tendered resignation is accepted by the Board of Directors, then the Board of Directors may fill any resulting vacancy or may decrease the number of directors comprising the board. If a director’s tendered resignation is rejected by the Board of Directors, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation or removal.

Director Independence
Our common stock is listed on The NASDAQ Global Market. Under Rules 5605 and 5615 of the NASDAQ Marketplace Rules (Marketplace Rules), a majority of a listed company’s Board of Directors must be comprised of independent directors. In addition, the Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The composition and functioning of our Board of Directors and each of our Board committees complies with all applicable rules and regulations of the SEC and The NASDAQ Global Market. Our Board of Directors has determined that each of the current directors meets the independence requirement of the Marketplace Rules, with the exception of Mr. Khattar, who serves as our CEO. There are no family relationships among any of our directors or executive officers.
We have not identified any agreements or arrangements relating to compensation provided by a third party to the Company’s directors or director nominees in connection with their candidacy or board service as required to be disclosed by NASDAQ Rule 5250(b)(3).
Board Leadership Structure
Mr. Khattar serves as President and CEO of the Company and Mr. Newhall serves as Chairman of our Board of Directors. While our bylaws and corporate governance guidelines do not require that the CEO and Chairman roles be held by separate individuals, our Board of Directors has elected to separate these roles. This separation was established when the Company was formed in late 2005. The CEO and Chairman of the Board work closely together to execute the strategic plan of the Company. Presently, the CEO is responsible for setting the Company’s strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the CEO and presides over meetings of the full Board of Directors. This current separation of duties has worked effectively for the Company and is the appropriate leadership structure for the Company at this time.
Board of Directors’ Role in the Oversight of Risk Management
Management is responsible for the day-to-day management of risks that we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the full Board of Directors, which has generally retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility by receiving written and oral reports at regularly scheduled board and committee meetings from officers responsible for oversight of particular risks within our Company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. As a critical part of this risk management oversight role, the Board of Directors encourages full and open communication between management and the Board of Directors. Our Chairman meets periodically with the President and CEO to discuss strategy and risks facing the Company. Senior management attends Board of Directors meetings and is available to address any questions or concerns raised by the Board concerning risk management-related and other matters. The Board of Directors periodically receives presentations from senior management concerning strategic matters involving the Company’s operations to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls and compliance with legal and regulatory requirements; the Compensation Committee assists the Board of Directors with oversight of risk management in the areas of compensation policies and programs; and the Governance and Nominating Committee assists the Board of Directors concerning the organization, membership and structure of the Board of Directors and facilitating the annual Board of Directors assessment process.

Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, Compensation Committee and Governance and Nominating Committee. Our Board of Directors approved our Audit Committee, Compensation Committee and Governance and Nominating Committee charters, under which the respective committees operate.
Audit Committee
The current members of our Audit Committee are Mr. Hudson, who is the Chair of the committee, Dr. Siebert and Dr. Gemayel. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Global Market. Our Board of Directors has determined that Mr. Hudson is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of The NASDAQ Global Market as a result of his experience as a partner in the accounting firm of KPMG LLP and his service as chair of the audit committee of other companies. Mr. Hudson, Dr. Siebert and Dr. Gemayel are independent directors as defined under the applicable rules and regulations of the SEC and The NASDAQ Global Market. The Audit Committee held ten (10) meetings during the last fiscal year. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market and is currently available at www.supernus.com. Our audit committee’s responsibilities include:
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overseeing our corporate accounting and financial reporting process;

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evaluating the independent auditors’ qualifications, independence and performance;

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determining the engagement of the independent auditors;

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reviewing and approving the scope of the annual audit and the audit fee;

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discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

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approving the retention of the independent auditors to perform any proposed permissible non-audit services;

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monitoring the rotation of partners of the independent auditors on our engagement team as required by law;

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reviewing our critical accounting policies and estimates;

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periodically discussing with management and independent auditors the quality and adequacy of our internal controls and internal auditing procedures;

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overseeing our internal audit function; and

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annually reviewing the Audit Committee charter and the Audit Committee’s performance.

Compensation Committee
The current members of our Compensation Committee are Dr. Siebert, who is the Chair of the committee, Mr. Newhall and Mr. Hudson. Each of the members of our Compensation Committee are independent under the applicable rules and regulations of the SEC, The NASDAQ Global Market and the Internal Revenue Service. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee held nine (9) meetings during the last fiscal year. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market and is currently available at www.supernus.com. The Compensation Committee’s responsibilities include:
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reviewing and approving corporate goals and objectives relevant to the compensation of our CEO and other executive officers;

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evaluating the performance of these officers in light of those goals and objectives;

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setting the compensation of these officers based on such evaluations;

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making recommendations to the Board of Directors regarding the compensation of directors;

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reviewing and approving the terms of any employment agreements with our CEO and other executive officers;

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making recommendations to the Board of Directors regarding the adoption of incentive compensation plans and equity based plans and administering these plans, including the issuance of stock options and other awards under our stock plans;

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oversight of the succession planning function for succession of senior management positions including the position of CEO; and

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reviewing and evaluating the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Governance and Nominating Committee
The current members of our Governance and Nominating Committee are Mr. Newhall, who is the chair of the committee, and Dr. Gemayel. Each of the members of our Governance and Nominating Committee are independent under the applicable rules and regulations of the SEC and The NASDAQ Global Market. The Governance and Nominating Committee did not hold a meeting during the last fiscal year. The Governance and Nominating Committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Global Market and is currently available at www.supernus.com. The Governance and Nominating Committee’s responsibilities include:
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making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board;

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making recommendations to our Board of Directors regarding qualified individuals to serve as committee members on the various Board committees;

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reviewing the performance, operations and composition of the Board of Directors and evaluating the need for continuing education of directors as specifically related to service on the Board of Directors and board committees;

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assessing and reviewing our corporate governance guidelines; and

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reporting and making recommendations to our Board concerning governance matters.

Other Committees
Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.
Transactions with Related Persons
Procedures for Related Person Transactions
Our Audit Committee is responsible for reviewing and approving all material transactions with any related person on a continuing basis. Related persons can include any of our directors or officers, holders of 5% or more of our voting securities and their immediate family members. This obligation is set forth in writing in our Audit Committee charter. We may not enter into a related person transaction unless our Audit Committee has reviewed and approved such transaction.
Transactions with Related Persons and Certain Control Persons
Other than the transactions set forth below, since January 1, 2020, there has not been any transaction or series of transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. We believe the transactions set forth below were executed on terms no less favorable to us than we could have obtained from unaffiliated third parties. The transactions described below were ratified by the Audit Committee under the Audit Committee charter.
We employ an adult daughter of Mr. Khattar in a non-executive, non-managerial capacity as a Product Manager. This individual, who does not reside with and is not supported financially by Mr. Khattar, earned total cash compensation for fiscal year 2020 of $131,308 and total cash compensation for fiscal year 2019 of $141,092, which is commensurate with her peers. Mr. Khattar’s daughter is employed on an “at will” basis and compensated on the same basis as our other employees of similar function, seniority and responsibility without regard to her relationship with Mr. Khattar. In addition, the criteria used to complete the hiring decision regarding Mr. Khattar’s daughter were the same criteria used to hire other product managers.
Meetings
During the year ended December 31, 2020, the Board of Directors held a total of six (6) meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member.
Each member of the Board of Directors who is up for election at an Annual Meeting of Stockholders or who has a term that continues after such meeting is expected to attend the Annual Meeting of Stockholders. Mr. Khattar attended the 2020 Annual Meeting of Stockholders, which was held on June 15, 2020.
Stockholder Communications with the Board of Directors
We have established procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of Supernus Pharmaceuticals, Inc. at 9715 Key West Avenue, Rockville, Maryland 20850. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder  —  Board Communication” or “Stockholder  —  Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. To the extent that a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Share Ownership and Retention Guidelines
The Compensation Committee of the Board of Directors recommended, and the Board of Directors has adopted, share ownership guidelines for the Board of Directors and the CEO. Under the guidelines, each director is required to hold $150,000 of Company stock, and the CEO is required to hold Company stock equal to three times base salary. The policy was implemented in 2020 and the directors and CEO have five years to attain the required ownership of Common Stock.
Hedging Transactions
The Company prohibits hedging and monetization transactions that transfer, with respect to equity compensation received by a director, officer or employee, all or a portion of the risk of a decline in the market price of shares of Company Common Stock.

Limitation of Liability and Indemnification Arrangements
As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
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any breach of the director’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

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any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our amended and restated certificate of incorporation provides that:
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we will indemnify our directors, officers and, at the discretion of our Board of Directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

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advance expenses, including attorneys’ fees, to our directors and, at the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that we will indemnify each of our executive officers and directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
We also maintain management liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the Securities Act). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.
At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE OFFICERS OF SUPERNUS
The following table sets forth the names and ages of our executive officers as of the date of this Proxy Statement.
Name	Age	Position(s)
Jack A. Khattar	59	President, Chief Executive Officer & Secretary, Director
James P. Kelly	55	Executive Vice President, Chief Financial Officer
Padmanabh P. Bhatt, Ph.D.	63	Senior Vice President Intellectual Property, Chief Scientific Officer
Tami T. Martin, R.N., Esq.	65	Senior Vice President, Regulatory Affairs
Frank Mottola	49	Senior Vice President, Quality, GMP Operations and Information Technology
Jonathan Rubin, M.D.	59	Senior Vice President, Chief Medical Officer
Jack A. Khattar. See “Election of Directors.”
James P. Kelly has over 25 years of biopharmaceutical industry experience in finance roles of increasing scope and responsibility. Most recently, Mr. Kelly served as Executive Vice-President, Chief Financial Officer and Treasurer of Vanda Pharmaceuticals Inc., a publicly traded pharmaceutical company, from February 2017 through March 2020. Mr. Kelly previously served as Senior Vice-President, Chief Financial Officer and Treasurer of Vanda Pharmaceuticals from December 2010 through February 2017, and its Secretary from December 2010 to September 2015 and again from April 2018 to August 2018. From March 2006 through December 2010, Mr. Kelly was at MedImmune, a biotechnology subsidiary of AstraZeneca Group, first as Director of Sales and Marketing Finance and then as Vice-President and Controller. From June 2000 through December 2005, Mr. Kelly was at Biogen Idec serving in research and development finance roles of increasing responsibility, most recently as the Director of Planning and Operations. From June 1997 to June 2000, Mr. Kelly was a member of the corporate finance team at Aetna Inc., which team was responsible for mergers and acquisitions and treasury management. Mr. Kelly began his career in life sciences in 1991 with Janssen Pharmaceutica, a division of Johnson & Johnson. Mr. Kelly received his Bachelor of Science degree in Business Administration from the University of Vermont and his Master of Business Administration in Finance from Cornell University and is a Chartered Financial Analyst.
Padmanabh P. Bhatt, Ph.D., has served as our Senior Vice President Intellectual Property and Chief Scientific Officer since March 2012. Prior to that, he served as our Vice President of Pharmaceutical Sciences since 2005. From 2003 to 2005, Dr. Bhatt was Vice President of Advanced Drug Delivery at Shire Laboratories Inc. From 2001 to 2003, Dr. Bhatt served as Vice President of Research and Development and Chief Technology Officer at Point Biomedical Corporation. From 1996 to 2001, he served at ALZA Corporation (now a Johnson & Johnson company) in various positions from Product Development Manager to Director of Technical Development. Prior to that time, Dr. Bhatt held positions as Research Specialist and Group Leader of Novel Drug Delivery at Dow Corning Corporation (from 1992 to 1996) and Senior Scientist at Hereon Laboratories (from 1989 to 1992). Dr. Bhatt earned his B.Pharm. and M.Pharm. degrees from the University of Bombay, India. He also holds M.S. and Ph.D. degrees in Pharmaceutical Chemistry from the University of Kansas.
Tami T. Martin, R.N., Esq., has served as our Senior Vice President of Regulatory Affairs since 2016. From 2008 to 2015, she served as our Vice President of Regulatory Affairs. Ms. Martin has previously held positions as Vice President of Regulatory Affairs at Shire Pharmaceuticals from 2002 to 2007, and Manager to Sr. Director of Regulatory Affairs at Otsuka America Pharmaceuticals from 1995 to 2001. Ms. Martin has also consulted privately for domestic and international clients as President and CEO of Pyramid Regulatory Consulting. Earlier in her career, Ms. Martin held legal positions at Hogan & Hartson as a member of the Food and Drug Practice Group, and with the Department of Health and Human Services as a staff attorney. Ms. Martin previously served as an instructor for the Johns Hopkins University Masters of Biotechnology and Regulatory Affairs Graduate Degree program, and previously taught a portion of the United States Regulatory Module for TOPRA (The Organization for Professionals in Regulatory Affairs)

leading to an MSc in Regulatory Affairs through the University of Wales. Ms. Martin earned her Bachelor of Science in Nursing from Albright College and a Juris Doctorate degree from Suffolk University. Ms. Martin is a member of the Pennsylvania Bar.
Frank Mottola has served as our Senior Vice President of Quality, GMP Operations and Information Technology since January 2020. Prior to that, Mr. Mottola was Vice President of Quality, GMP Operations and Information Technology from 2017 to 2020. From 2014 to 2017, he served as Vice President of Quality and GMP Operations. Mr. Mottola served as Director of Quality from 2005 to 2013. Prior to 2005, Mr. Mottola was the Director of Quality at Able Laboratories and previously held various positions at Ortho Clinical Diagnostics (a Johnson & Johnson company). He has over 25 years of experience in the pharmaceutical industry and holds Bachelor of Science degrees in Biology and Business Administration from Rutgers University and Walden University, respectively.
Jonathan Rubin, M.D., has served as our Senior Vice President, Chief Medical Officer since January 2021. Before joining the Company in February 2020 as Senior Vice-President, Clinical Research and Medical Affairs, Dr. Rubin was Chief Medical Officer of Atentiv, Inc. from May 2018 to February 2020 where he was responsible for clinical strategy and the design of clinical trials. From October 2017 to July 2018, Dr. Rubin was a clinical consultant to Chondrial Therapeutics, Inc. responsible for developing clinical strategy and trials for frataxin replacement therapy. From August 2013 to September 2017, Dr. Rubin was Chief Medical Officer of Alcobra, Inc. where he was responsible for oversight of the company’s clinical development, medical affairs, biometrics and pharmacovigilance, participated in the completion of two Phase II studies in ADHD and assisted with orphan drug and fast track designations for product candidates. From February 2007 to July 2013, Dr. Rubin was Medical Director of Clinical Development and Medical Affairs for Shire Pharmaceuticals where he supported the company’s ADHD portfolio and assisted with the design, execution and interpretation of Phase II, Phase IIIB and Phase IV studies, and from March 2011 to December 2011, he also served as Director, Scientific Licensing Assessment, identifying and evaluating business development opportunities in the neuropsychiatric therapeutic area including autism and ADHD. Prior to entering the biopharmaceutical industry, Dr. Rubin was in private practice as a developmental-behavioral pediatrician for 16 years. Before entering private practice, Dr. Rubin was a pediatric resident at Albert Einstein/Montefiore Hospital in the Bronx, New York and a fellow in ambulatory pediatrics at Boston’s Children Hospital. Dr. Rubin received his M.D. from the University of Connecticut School of Medicine, his Master of Business Administration from the Columbia School of Business and his Bachelor of Science in molecular biophysics and biochemistry from Yale University.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Philosophy
Our executive compensation program is designed to align the interests of our NEOs and all other executive officers with those of our stockholders by rewarding executives with incentives that are closely linked to the Company’s short-term and long-term business objectives. The program is focused on successfully attracting and retaining highly qualified and motivated executives and providing compensation levels and programs that are competitive with comparably sized pharmaceutical and biotechnology companies across the United States. The Compensation Committee seeks to deliver a competitive compensation program to help us retain and motivate our executives for their contributions and for the value they create for all of our stockholders. As described below, an independent compensation consultant assists our Compensation Committee in this process.
Pay for Performance
We structure our compensation program to align the interests of our NEOs and all executive officers with the interests of our stockholders. We believe that each employee’s compensation should be tied directly to helping the Company achieve its mission and, in so doing, delivering value to our stockholders. Therefore, a significant part of each executive’s pay, other than the CEO, depends on his or her individual performance against his or her individual performance objectives, which objectives are aligned with our corporate objectives for a specified period. In the case of the CEO, his performance is measured against the overall performance of the Company, particularly the corporate objectives established by the Board of Directors, and therefore, his pay is determined primarily based on the performance of the Company and the achievement of the corporate objectives including, but not limited to, the attainment of specific key financial metrics, the development of commercial products and the successful execution on projects that are designed to support both the short-term and long-term performance of the Company.
The CEO and Compensation Committee (or the full Board of Directors in the case of our CEO) regularly review each executive’s total compensation to ensure that it is aligned with overall company performance. The CEO and Compensation Committee (and the full Board of Directors in the case of our CEO) also assess the individual performance of each executive in making compensation decisions related to base salary, cash bonuses and equity awards. This assessment involves consideration of objective measures, including the corporate objectives and overall Company performance, and an assessment of the executive’s ability to execute and contribute to the Company’s overall strategy and the executive’s overall operational excellence and leadership ability. In particular, the CEO and Compensation Committee (or the full Board of Directors in the case of our CEO) evaluate how well an executive fulfilled his or her obligations in the past year, including consideration of how well the operations or functions for which an executive is responsible performed during the year.
In the case of the CEO, the full Board of Directors evaluates the performance of our CEO against the overall performance objectives of the Company that are established by the Board of Directors each year. The evaluation also includes reviewing the achievement of specific performance objectives of the Company that are designed to support the Company’s strategy, drive overall Company performance and create value for stockholders. These objectives may include, among others, the acquisition of corporate entities or assets or the organic development of strategic assets that are fundamental to the future growth of the Company. In addition, the Board of Directors assesses the CEO on his ability to identify and evaluate strategic opportunities for and risks to the Company.
Compensation Program Design and Process
We believe our executive compensation program is reasonable and appropriate because it is aligned with our business goals, research and development programs for future product development and our goal of delivering value to our stockholders. We rely on the expertise of our executive management team to drive overall company performance. The CEO’s performance objectives are appropriate given the impact the CEO has on strategy and the achievement of the corporate objectives that provide important future benefits for the Company and its stockholders.
The overall compensation program is designed to attract, retain and motivate key employees by providing competitive, equitable compensation in the form of base salary plus short-term and long-term incentives including cash bonuses and equity awards.
Role of Compensation Committee
The Compensation Committee is responsible for providing oversight of our executive compensation program for the CEO, CFO, all other NEOs and members of our executive management team. With the assistance of its independent compensation consultant, Radford, part of the Rewards Solutions practice of Aon (Radford), the Compensation Committee reviews and evaluates the executive compensation program on an annual basis to ensure that the program is aligned with stockholder interests by reference to peer group information, among other factors, applied to our compensation philosophy.
The Compensation Committee is also responsible for reviewing the annual performance evaluations of each NEO prepared by the CEO and the recommendations the CEO makes to the Compensation Committee regarding base salary, cash bonuses and equity awards for the NEOs other than the CEO. Then, taking into consideration the peer group data, the achievement of corporate and individual objectives and the executive’s overall performance, the Compensation Committee reviews and approves the recommendations of the CEO and provides its approval and recommendations regarding base salary, cash bonuses and equity awards to the Board of Directors for its review and approval. In the case of the CEO, the Compensation Committee conducts an annual assessment of the CEO’s performance relative to established corporate objectives, the long-term strategic programs of the Company and the Company’s performance relative to its competition and peer group, among other factors. The full Board of Directors then reviews the

Compensation Committee’s assessment and the peer group data, and with input from the Compensation Committee, makes a final decision concerning the CEO’s base salary, cash bonus and equity awards. The CEO is not in attendance when these discussions are held.
Role of Compensation Consultant
The Compensation Committee periodically retains an independent compensation consulting firm to provide advisory services concerning our executive compensation programs. In 2020, Radford assisted the Compensation Committee by providing the following services:
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Competitive benchmarking of peer groups and market data analysis, including data used for reviewing the compensation of our CEO, CFO, the other NEOs and other members of our executive management team;

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Reviewing and advising on certain materials provided to the Compensation Committee for discussion and approval; and

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Participating in certain of the Compensation Committee’s meetings in 2020.

The members of the Radford team provide data and advice to the Compensation Committee. Other than providing the information identified above, the Radford team does not provide any other services unless specifically requested by the Compensation Committee. Radford follows its internal guidelines and practices to guard against any conflict of interest and to ensure the objectivity of its advice. The Compensation Committee analyzed (pursuant to SEC and Nasdaq listing rules) whether Radford was independent and whether the work of Radford as a compensation consultant raised any conflict of interest. Based on its analysis, the Committee determined that Radford was independent and that the work of Radford and the individual compensation advisors employed by Radford does not create any conflict of interest.
Role of Company Management
The CEO makes recommendations to the Compensation Committee concerning each NEO’s individual performance relative to corporate objectives, which is the primary basis for the cash bonus, and individual performance goals, which is the primary basis for the equity award. The recommendations take into account the peer group data provided by Radford. In addition, the CEO annually leads management in setting the research and development and business goals that are used as the corporate objectives for the cash incentive bonus. The CEO works closely with the Compensation Committee to ensure that the Compensation Committee is provided with the appropriate information to make its decisions and to propose recommendations for Compensation Committee consideration. The Compensation Committee develops the compensation plans by evaluating compensation data from Radford, overall Company performance and the recommendations of the CEO. The Compensation Committee then communicates its decisions to the Board of Directors. Once agreed by the Board of Directors, the CEO communicates those decisions to management for implementation.
Benchmarking and Use of Peer Group Data
Our executive compensation program seeks to provide total compensation at pay levels of executives with similar roles at comparable companies when targeted levels of performance are achieved. Use of peer group survey data provided by Radford plays a significant role in the structure of the compensation program. It is important input in setting target levels for base salaries, cash bonuses and equity awards and helping us to ensure that the compensation is market competitive in order to attract and retain talent.
The Company participates in compensation surveys conducted by Radford each year. The Company has access to the resulting Radford reports, which are specific to the pharmaceutical and biotechnology industries and provide data on salaries, cash bonuses and equity awards for specific job functions. Radford’s input is one of the inputs for assessing our executive compensation program.
With the guidance of Radford, the Compensation Committee determined the Peer Group for use and reference in 2020. The Compensation Committee used the peer data and the assistance of Radford to identify a reasonable reference point for base salaries, cash bonuses and equity awards. The Committee then analyzed overall company and individual executive performance to make final compensation decisions. We believe that the design of our executive compensation program, with its emphasis on reward for achievement of the key goals that comprise our annual and long-term business plan, does not create incentives for our executives to take excessive or unnecessary risks that could threaten the value of the Company or are reasonably likely to cause a material adverse effect on the Company. However, Radford’s review does include a risk assessment of our executive compensation programs.
The criteria we used for selecting peers included:
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Public commercial biopharmaceutical companies;

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Market values generally between $500 million and $6.0 billion;

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Companies with annual revenue generally between $150 million and $1 billion; and

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Companies with 150-1,250 employees reflecting other organizations of similar scale and complexity.

Using these criteria, the following companies were determined to comprise the Company’s 2020 peer group (Peer Group): Acadia Pharmaceuticals, Agios Pharmaceuticals, Alkermes, Amarin, Amicus Therapeutics, Corcept Therapeutics, Eagle Pharmaceuticals, Emergent BioSolutions, Enanta Pharmaceuticals, Exelixis, Halozyme Therapeutics, Heron Therapeutics, Horizon Therapeutics, Intercept Pharmaceuticals, Ironwood Pharmaceuticals, Ligand Pharmaceuticals, Pacira Pharmaceuticals, PTC Therapeutics, Repligen, Retrophin, Sarepta Therapeutics and Spectrum Pharmaceuticals. For 2020, the Company was at the 80th percentile of Peer Group revenues; 41st percentile of Peer Group three year compounded annual growth rate; and 37th percentile of Peer Group headcount.
Elements of Executive Compensation
The main components of our executive compensation program are:
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Base salary;

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Annual cash incentive bonus; and

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Long-term incentives — equity awards.

The following discussion describes how each of these elements of compensation fit into our overall compensation objectives and describes how and why compensation decisions were made with respect to each element based on our year-end analysis of competitive market data and our annual review of corporate and individual performance.
Base Salaries
Base salaries are paid in order to provide a fixed component of compensation for the CEO, CFO, other NEOs and other members of executive management. For 2020, at the Compensation Committee meeting on February 21, 2020, the Compensation Committee, based on the CEO’s recommendation (other than for the CEO) and comparison with data from the Radford report, established the base salaries of our CEO, CFO, other NEOs and the other executive officers to be within a range that is competitive with salaries paid to comparable officers at companies in the Peer Group. Each executive officer’s individual performance and tenure were also evaluated. For each of these officers, based on the CEO’s recommendation and the executive’s performance against corporate and individual objectives, the Compensation Committee increased the respective base salary from the 2019 level. In the case of the CEO, the Compensation Committee recommended, and the full Board of Directors approved, an increase in the base salary of the CEO based on the Peer Group data and the CEO’s performance against the 2019 corporate objectives. None of our executives received more than a 10% change in base salary from 2019 levels.
Annual Cash Incentives
Annual cash incentive bonuses are intended to reward individual performance by providing executive officers with an opportunity to receive additional cash compensation based on the individual executive’s performance, the Company’s performance relative to corporate objectives and the Compensation Committee’s assessment of how well the executive officer performed his or her role in contributing to stockholder value during the applicable year.
Target Setting.
Cash bonus targets, expressed as a percentage of base salary, for the CEO, CFO, NEOs and all other members of executive management, were set within a range that is competitive with cash incentive bonuses paid to comparable officers at the companies in our Peer Group. While the CEO recommends each officer’s cash bonus target (other than for the CEO) to the Compensation Committee, the Compensation Committee has the discretion to adjust each officer’s target as it deems appropriate. Potential reasons for adjusting cash bonus targets include the impact of the officer’s position on the Company’s results and how the officer’s base salary, upon which the bonus is based, has increased historically. The length of time an officer has been in his or her current role and how the officer’s role fits within the hierarchy of the Company are also considered.
Elements of Cash Bonus.
Each cash bonus target opportunity consists of two elements (other than for the CEO whose individual objectives are fundamentally the same as the Company objectives): a Company performance element and an individual performance element. The targets and the relative weighting of objectives for the NEOs in 2020 were as follows:
Position/Level	Target Bonus (as a % of Base Salary)	Weighting of Objectives
		Company	Individual
Jack A. Khattar	75%	100%	0%
James P. Kelly	45%	60%	40%
Gregory S. Patrick	40%	60%	40%
Padmanabh P. Bhatt, Ph.D.	35%	60%	40%
Stefan K.F. Schwabe, M.D., Ph.D.	40%	60%	40%
Tami T. Martin, R.N., Esq.	35%	60%	40%
Corporate Performance Goals
Each year, we measure our annual corporate performance against our achievement of the key objectives and goals set forth in our annual business plan. The achievement of specified financial measures, such as earnings or revenue growth targets, are also considered to be important measures as a result of the growth and maturity of our company and our emergence as a long term, sustainably profitable business. In evaluating the overall performance of the Company, the Compensation Committee takes into account our strategic focus, which is to develop and commercialize products for the treatment of central nervous system (CNS) diseases. This strategy is anchored around the continued growth of our current commercial products and selective investments in our research and development pipeline, in-licensed technology and technology platforms which are designed to realize long-term growth for our company. The strategy is also based on appropriate acquisitions of corporate assets. At the beginning of 2020, the CEO recommended, and the Board of Directors approved and assigned weights to certain corporate objectives covering various key projects and financial goals including the following (Corporate Objectives):
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Trokendi XR and Oxtellar XR

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Initiate a new migraine study on Trokendi XR required as a post-marketing commitment to the U.S. Food and Drug Administration (FDA).

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Complete specific activities related to pediatric formulations pursuant to our post-marketing commitments to the FDA.

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Complete specific manufacturing activities in support of both products.

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SPN-604

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File Investigational New Drug application (IND) and start patient dosing in a Phase III study by the third quarter.

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Initiate drug-drug interaction studies in the third quarter.

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Initiate PK study for new formulation in the fourth quarter.

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SPN-812

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Obtain FDA approval of the new drug application by the fourth quarter.

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Launch SPN-812 in the fourth quarter.

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Initiate and complete other required studies during the first three quarters.

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Complete the adult Phase III study in the fourth quarter.

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SPN-810

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Obtain P302 topline data in the first quarter.

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Initiate registration batches at active pharmaceutical ingredient (API) supplier by the second quarter.

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Initiate drug-drug interaction studies and formulation work in the fourth quarter.

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SPN-817

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File for Orphan Drug Designation and select initial indication by the second quarter.

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Select API supplier and execute supply agreement in the second quarter.

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Complete IND-enabling preclinical activity by the third quarter.

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Hold pre-IND meeting with the FDA in the fourth quarter.

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R&D Discovery Program

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Make go/no-go decision to advance drug candidate(s) to IND-enabling studies by the second quarter.

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Initiate IND-enabling studies for one indication

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Financials

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Achieve 2020 gross product sales and operating income levels per operating budget and objectives approved by the Board of Directors.

The cash bonus program has various payout levels depending on the Company’s performance measured against the Corporate Objectives. The payout of the cash bonus is determined on the level of achievement of the Corporate Objectives and overall Company performance. The payout is based on a sliding scale relative to the achievement of the Corporate Objectives. For example, if 90% of our objectives are achieved, 90% of the amount attributable to the objectives will be funded. The Board of Directors, based on the recommendation of the Compensation Committee and at its discretion, may adjust the payout levels. For 2020, the Corporate Objectives achievement level was determined by the Compensation Committee to be 95% of Corporate Objectives plus an additional 35% for completing and executing two significant corporate transactions important to the future growth of the Company and building stockholder value; namely, the acquisition of the CNS portfolio of USWM Enterprises, LLC (USWM), and the Development and Option agreement with Navitor Pharmaceuticals, LLC to conduct a Phase II clinical program for NV-5138 (mTORC1 activator) (SPN-820) in treatment-resistant depression.
Please refer to the “Summary Compensation Table” for information concerning the actual bonuses paid to each of our NEOs for the year ended December 31, 2020.

Long Term Incentives — Equity Incentive Awards
Equity incentive awards have the potential to be a significant component of each executive officer’s compensation package as stock price appreciates. We emphasize equity incentive awards to motivate our executive officers to drive both the short-term and long-term performance of the Company. This emphasis aligns their interests with those of our stockholders. We believe this emphasis is appropriate as the executive officers have the greatest role in developing and executing on the Company’s strategy and delivering financial performance year-over-year.
Structure of Equity Award Compensation Program
In order to determine the size of equity incentive awards to each executive during the annual grant process, the Compensation Committee reviews market data on how much equity similarly situated officers are receiving at companies in the Peer Group. This review focuses on how much equity and the mix of equity awards that should be granted to each officer in order to be competitive with equity awards provided to officers at companies in the Peer Group.
Options
The Compensation Committee makes annual grants of stock options to provide a certain amount of equity to officers that will vest as long as the officer continues to serve at Supernus. These grants align the interests of our executive officers with those of our stockholders because the grants will only have value as long as the market value of Supernus’ equity increases from the date of grant. Stock option awards for our executive officers were set within a range that is competitive with option awards granted to comparable officers at companies in the Peer Group. Other considerations include the officer’s specific performance, how the officer’s role fits within the hierarchy of the organization, the impact of the officer’s position on the Company’s results, how the officer’s stock option awards have increased historically and how long an officer has been in his or her current role. The Compensation Committee has the discretion to adjust each officer’s award as it deems appropriate.
On February 21, 2020, the Board of Directors approved, upon recommendation from the Compensation Committee, a grant of 281,250 stock options to Mr. Khattar, representing 75% of his total equity award. The Board of Directors also approved a grant of 50,000 stock options to Mr. Patrick, a grant of 50,000 stock options to Dr. Schwabe, a grant of 35,000 stock options to Dr. Bhatt, a grant of 22,000 options to Ms. Martin and a grant of 22,000 options to Mr. Mottola, in each case, representing 100% of the executive’s equity award. In determining the actual amounts of each executive officer’s stock option award, the Compensation Committee considered the recommendations of the CEO. In the case of Mr. Khattar, the Board of Directors considered the benefit to stockholders of his performance and the recommendations of the Compensation Committee. All stock options vest over four years in four equal installments of 25% each on the first four anniversaries of the date of grant.
On February 21, 2020, the Compensation Committee approved a grant of 15,000 stock options to Dr. Rubin in connection with his hiring as our Senior Vice-President, Clinical Research and Medical Affairs and, on October 12, 2020, the Compensation Committee approved a grant of 135,000 stock options to Mr. Kelly in connection with his hiring as our new Executive Vice President and Chief Financial Officer. In each case, the grant was based on competitive market data, each individual’s level of experience prior to joining the Company and each individual’s specific job responsibilities. These stock options also vest over four years in four equal installments of 25% each on the first four anniversaries of the date of grant.
Performance Share Units
In 2020, the Compensation Committee determined to establish specific performance objectives for the CEO to better align compensation with the Corporate Objectives of the Company. In connection with these performance objectives, on February 21, 2020, the CEO received a grant of 46,875 performance share units representing 25% of his total equity award. The performance share units expire after ten years. The Compensation Committee established three performance objectives and determined that the achievement of each objective would result in the vesting of one-third of the performance share units. The performance objectives established by the Compensation Committee were as follows:

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Implementation of the Transitional Services Agreement relating to the acquisition of USWM and integration of the accounting and finance functions of USWM into the Company. This objective was achieved in July 2020.

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Filing an IND or initiation of the first human study for a new research and development project. This objective was achieved in July 2020 when the Company initiated the first human study of SPN-820.

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Attainment of a $2 billion market capitalization for the Company. This objective has not been achieved as of the date of this Proxy Statement.

For 2021, the Board of Directors approved a recommendation from the Compensation Committee to alter the mix of equity awards to its NEOs and other executive officers to continue our focus on performance-based compensation for our executive officers and to tie a more significant portion of total executive officer compensation to the achievement of performance goals that we believe drive the fundamentals of our business. As a consequence, in 2021, the CEO received 50% of his equity award through a stock option grant and 50% of his equity award through a grant of performance share units. In addition, all NEOs and other executive officers, in addition to receiving a grant of stock options, received a portion of their equity award in performance share units with individual performance objectives tied to the Company’s overall 2021 corporate objectives, which is consistent with our emphasis on aligning pay for performance. The performance share units have defined performance periods and expire after ten years.
Other benefits
Our NEOs and other executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life insurance, disability insurance, ESPP and our 401(k) plan, in each case on the same basis as our other employees. The NEOs and other executive officers participate in the same medical and dental benefit programs as other employees. The Company makes a safe harbor match to the 401(k) Plan for all participants. There were no special benefits or perquisites provided to any executive officer in 2020, except for certain relocation expenses paid to Dr. Rubin. The Company does not maintain a pension program or a deferred compensation plan for executives or for any other employees, other than the Supernus Supplemental Executive Retirement Plan (SERP), which was established for the benefit of Jack Khattar for the sole purpose of receiving funds from a Shire (the former parent of the predecessor of the Company) SERP and providing a continuing deferral program under the Supernus SERP. No additional contributions have been made to the account by Supernus or by Mr. Khattar personally since the Supernus SERP was established.
Corporate Policies Covering Executive Compensation
Clawback Policy
Our Board has adopted a clawback policy which applies to all of the Company’s current and former executive officers and vice presidents. Any bonus and/or equity compensation granted by the Company after the date of adoption is subject to this clawback policy. The policy provides that if (i) the Board of Directors determines that a covered executive engaged in fraud, intentional misconduct or gross negligence that requires a material restatement of financial results, and (ii) such fraud or intentional misconduct resulted in an incorrect determination that an incentive compensation performance goal had been achieved, then the Board of Directors may take appropriate action to recover from such covered executive any incentive compensation resulting from such incorrect determination paid to such covered executive during the three-year period preceding the filing of such accounting restatement.
Share Ownership and Retention Guidelines
The Compensation Committee considers annually the Company’s share ownership and retention guidelines. The Company presently does not have share ownership or retention guidelines for its NEOs or other employees other than for the CEO and the Board of Directors, as described in the “Corporate Governance-Share Ownership and Retention Guidelines” section of this Proxy Statement.

Equity Incentive Grant Mechanics and Timing
The Compensation Committee approves all grants for equity incentives, including grants to NEOs. Awards granted to the CEO must be approved by the Compensation Committee and then recommended by the Committee to the Board of Directors. At least 75% of the independent (non-management) directors of the Board of Directors must approve the grant.
For annual awards, the grant date is the date during the first calendar quarter when the Compensation Committee and the full Board of Directors meet. The Compensation Committee’s procedure for timing of equity grants assures that grant timing is not being manipulated for employee gain. This date is established by the Compensation Committee and the full Board of Directors well in advance and typically falls in late February or early March. This first quarter grant date timing coincides with the Company’s calendar-year-based performance management cycle, allowing managers to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.
The exercise price for all stock option awards to the CEO, the Board, the NEO’s and executive management is the fair market value of the Company’s Common Stock on the effective date of the grant. The fair market value of the Company’s Common Stock as of the particular date is defined as the closing price of the Company’s Common Stock on the date of the grant by the Board of Directors.
Tax Considerations
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes an annual deduction limit of $1 million on the amount of compensation paid to the Company’s executive officers. Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Cash and equity awards to our NEOs under our equity incentive plan were subject to one or more performance goals intended to satisfy the requirements of Section 162(m). Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of our executive compensation program and the best interests of Supernus and its shareholders, which may include providing for compensation that is not deductible by Supernus due to the deduction limit under Section 162(m).
Policy Against Repricing Stock Options
The Company has a consistent policy against the repricing of stock options without stockholder approval.
Option Forfeiture Upon Termination for Cause
An executive may be terminated for cause, due to dishonesty, embezzlement, theft or fraudulent misconduct or for other reasons. In such a case, any unpaid and/or unvested incentive awards as of the date of termination would be forfeited.
Change of Control
Certain of our executives have agreements related to payments upon a change of control of the Company, which agreements are discussed below under the heading “Employment Agreement, Offer Letters and Severance Benefits” in the Executive Compensation section of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Compensation Committee:
John M. Siebert, Ph.D., Chair
Frederick M. Hudson
Charles W. Newhall, III

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the compensation earned by our NEOs during the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jack A. Khattar	2020	836,400	1,032,813	3,955,883	815,500	28,451	6,669,046
Chief Executive Officer,	2019	812,000	—	6,637,646	593,800	79,686	8,123,132
President & Secretary	2018	724,000	—	5,798,461	635,000	62,958	7,220,419
James P. Kelly(5)	2020	102,910	—	1,641,727	50,900	6,099	1,801,636
Executive Vice President, Chief
Financial Officer
Stefan K.F. Schwabe, M.D., Ph.D.	2020	413,001	—	703,268	—	73,284	1,189,554
Executive Vice President of	2019	401,175	—	885,020	150,900	31,961	1,469,056
Research and Development,	2018	390,000	—	695,815	163,000	30,384	1,279,199
Chief Medical Officer
Padmanabh P. Bhatt, Ph.D.	2020	391,401	—	492,288	161,600	29,201	1,074,490
Senior Vice President, Intellectual	2019	380,018	—	774,392	131,000	26,177	1,311,587
Property, Chief Scientific Officer	2018	369,000	—	695,815	140,000	24,988	1,229,803
Gregory S. Patrick(6)	2020	353,078	—	703,268	—	96,457	1,152,802
Senior Vice President, Chief	2019	383,044	—	885,020	145,400	27,123	1,440,587
Financial Officer	2018	362,000	—	695,815	158,000	19,806	1,235,621
Tami Martin, R.N., Esq.	2020	326,401	—	309,438	131,200	37,598	804,637
Senior Vice President, Regulatory	2019	316,891	—	424,540	91,400	41,988	874,819
Affairs	2018	307,661	—	278,326	98,622	40,430	725,039

(1)
Our CEO will only realize compensation to the extent performance share units vest depending upon the level of achievement of specified performance goals. For information regarding assumptions underlying the valuation of equity awards, see Note 7 to our consolidated financial statements included in our Annual Report to Stockholders.

(2)
Our NEOs will only realize compensation to the extent the market price of our common stock at date of exercise is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see Note 7 to our consolidated financial statements included in our Annual Report to Stockholders.

(3)
Amounts represent annual performance bonus compensation earned for the years ended December 31, 2020, 2019 and 2018 based on pre-established performance objectives. Annual performance bonus compensation for 2020, 2019 and 2018 was paid in early 2021, early 2020 and early 2019, respectively. Mr. Patrick retired from the Company effective November 17, 2020, and did not receive a performance bonus for 2020. Dr. Schwabe retired from the Company effective December 31, 2020, and did not receive a performance bonus for 2020.

(4)
Amounts include (i) the premium amounts paid by us for life insurance and short-term and long-term disability coverage for each NEO, (ii) the employer matching contributions made on behalf of each NEO to our 401(k) plan and (iii) the compensation expense related to participation in the Company’s ESPP for Dr. Schwabe and Ms. Martin. Mr. Khattar’s other compensation also includes a President’s Club award valued at $37,698 for the fiscal year 2019 and $23,713 for the fiscal year 2018. Dr. Schwabe’s other compensation also includes $39,710 for payout of vacation time upon his retirement from the

Company in 2020. Dr. Bhatt’s other compensation also includes a reimbursement for certain gym membership fees of $224, $299 and $299 for the fiscal years 2020, 2019 and 2018, respectively, and a grossed-up tenure award of $1,894 received in fiscal year 2020. Mr. Patrick’s other compensation also includes $53,333 for fees paid under a consulting agreement with the company subsequent to his retirement from the Company in 2020, $23,461 for payout of vacation time upon his retirement and $75 for certain gym membership fees.
(5)
Mr. Kelly joined the Company as Executive Vice-President and Chief Financial Officer on October 12, 2020.

(6)
Mr. Patrick’s salary is through the date of his retirement on November 17, 2020.

Employment Agreement, Offer Letters and Severance Benefits
Jack A. Khattar
On December 22, 2005, we entered into an Employment Agreement with Mr. Khattar, our President and CEO, providing for his continued employment, effective as of the signing date. This employment agreement provides that Mr. Khattar’s employment is at-will and may be terminated by either us or him at any time for any or no reason. Mr. Khattar’s base salary is subject to review from time to time by our Board of Directors and may increase based on his and the Company’s performance. Furthermore, he is eligible to participate in our group benefits programs, including but not limited to, medical insurance, vacation and retirement plans, and will be provided with life insurance and the ability to participate in a 401(k) plan.
On February 29, 2012, we entered into an amended and restated employment agreement with Mr. Khattar effective January 1, 2012, to revise terms related to termination benefits and change in control provisions while retaining in all material respects the terms of Mr. Khattar’s previous employment agreement. On August 6, 2014, the Company entered into the first amendment to Mr. Khattar’s amended and restated employment agreement to further revise terms related to termination benefits upon a change in control. Under the amendment, Mr. Khattar’s stock-based compensation arrangements will be fully vested and non-forfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements. On March 2, 2016, we entered into the second amendment to the amended and restated employment agreement with Mr. Khattar, which amendment eliminated a provision limiting the target bonus our Board of Directors or the Compensation Committee may award Mr. Khattar. Finally, on May 8, 2018, we entered into the third amendment to the amended and restated employment agreement with Mr. Khattar, which amendment added a provision that all amounts payable to Mr. Khattar under the employment agreement are subject to the Company’s clawback policy, which policy is described above in this Proxy Statement.
In the event Mr. Khattar is terminated by us without cause, as defined in the employment agreement, or he resigns with good reason, as defined in the employment agreement to include, among other things, any material reduction in base compensation or material diminution in title, duties or responsibilities as President and CEO, Mr. Khattar will be entitled to receive (i) continued payment of his base salary for 18 months, (ii) an amount equal to the most recent annual bonus paid to him, which shall be payable over 18 months, and (iii) continuation of his taxable and non-taxable benefits for 18 months, subject to the limits under applicable law. In the event that Mr. Khattar is terminated for cause or he terminates his employment without good reason, Mr. Khattar will not be entitled to the payments and benefits described above, unless mutually agreed upon in writing. Mr. Khattar’s employment agreement also includes a non-solicitation covenant and a non-compete covenant for at least one year following the termination of Mr. Khattar’s employment.
Other Officers
Each of Dr. Rubin, Dr. Schwabe, Ms. Martin and Mr. Mottola has entered into a standard form of Executive Retention Agreement with the Company, which provides severance payments and other benefits in the event of a change of control of our company. We believe that the occurrence or potential occurrence of a change of control transaction could create uncertainty regarding the continued employment of these executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with severance benefits if the executive’s employment terminates in connection with a change of control. The payment of change of control protection benefits (other than vesting of equity awards) is only triggered by a termination of employment.
Under the Executive Retention Agreement, which was amended on May 8, 2018, to provide that all amounts payable under the Executive Retention Agreement are subject to the Company’s clawback policy, which is described in the “Corporate Policies Covering Executive Compensation” section of this Proxy Statement, upon termination of employment by the Company prior to a change in control without cause or by the executive officer for good reason, the executive officer will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date. In the event of termination of employment by the Company on the date of, or within 12 months after a change in control without cause or by the executive officer for good reason, the executive officer will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date, a lump-sum payment equal to the most recent annual bonus received by the executive officer, and the executive officer’s stock-based compensation arrangements will be fully vested and nonforfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements.
The specific terms of the Executive Retention Agreement were approved by our Compensation Committee and ratified by our Board of Directors after consideration of a recommendation by Radford that the adoption of certain termination and change of control practices are consistent with the Company’s Peer Group. The specific severance benefits payable to our executive officers are set forth below under “Potential Payments upon Termination or Change of Control.”
Pursuant to the terms of the offer letter with Dr. Bhatt, he is entitled to receive six months of severance pay in connection with a restructuring of the Company that results in the elimination of his position.
On October 12, 2020, Mr. Kelly entered into an Executive Retention Agreement with the Company, which is also subject to the Company’s clawback policy, which provides that upon termination of his employment by the Company prior to a change in control without cause or by Mr. Kelly for good reason, Mr. Kelly will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date. In the event of termination of employment by the Company on the date of, or within 12 months after a change in control without cause or by Mr. Kelly for good reason, Mr. Kelly will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date, a lump-sum payment equal to the most recent annual bonus received by Mr. Kelly, and his stock-based compensation arrangements will be fully vested and nonforfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements. Mr. Kelly’s Executive Retention Agreement was approved by our Compensation Committee.
Pension Benefits
Our NEOs did not participate in or have account balances in any qualified or nonqualified defined benefit plans sponsored by us. Our Board of Directors or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.
Deferred Compensation
Our CEO participates in the Supernus Supplemental Executive Retirement Plan (SERP). The Supernus SERP was established for the sole purpose of receiving funds from a previous SERP and providing a continual deferral program under the Supernus SERP. The Company has not made, and has no plans to make, contributions to the SERP.
Grants of Plan-Based Awards
During fiscal year ended December 31, 2020, each of our NEOs participated in our performance-based cash incentive plan and our equity award program in which each officer was eligible for the awards set forth in the following table. The following table also sets forth information regarding cash and equity awards granted to our NEOs during the year ended December 31, 2020.
GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jack A. Khattar	2/21/2020	—	627,000	627,000	—	281,250	281,250	$23.99	3,955,883
	2/21/2020	—	—	—	—	15,625	15,625	—	374,844
	2/21/2020	—	—	—	—	15.625	15.625	—	365,781
	4/16/2020(4)	—	—	—	—	15,625	15,625	—	292,188
James P. Kelly	10/12/2020	—	207,000	207,000	—	135,000	135,000	$21.13	1,641,727
Gregory S. Patrick	2/21/2020	—	160,000	160,000	—	50,000	50,000	$23.99	703,268
Padmanabh P. Bhatt, Ph.D.	2/21/2020	—	136,990	136,990	—	35,000	35,000	$23.99	492,288
Stefan K.F. Schwabe, M.D., Ph.D.	2/21/2020	—	165,200	165,200	—	50,000	50,000	$23.99	703,268
Tami Martini, R.N., Esq.	2/21/2020	—	114,240	114,240	—	22,000	22,000	$23.99	309,438

(1)
Future payout amounts are based on the target bonus percentage approved by the Compensation Committee on February 21, 2020.

(2)
Amounts represent the closing market price of our common stock on the date of the grant.

(3)
Amounts reflect the aggregate grant date fair value of the awards calculated in accordance with ASC 718.

(4)
The performance metric for this tranche of the performance share unit grant was approved by the Compensation Committee on April 16, 2020.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth certain information regarding the outstanding equity awards held by our NEOs as of December 31, 2020.
	Options Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Jack A. Khattar		281,250	23.99	2/21/2030	15,625	365,781
	75,000	225,000	36.75	2/22/2029
	125,000	125,000	39.40	2/14/2028
	243,750	81,250	25.30	2/24/2027
	255,000	—	12.98	3/1/2026
	250,000	—	9.13	3/3/2025
	150,000	—	9.56	1/23/2024
	392,000	—	7.90	2/5/2023

	Options Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
James P. Kelly	—	135,000	21.13	10/12/2030
Gregory S. Patrick	10,000	—	36.75	2/22/2029
	15,000		39.40	2/14/2028
	37,500		25.30	2/24/2027
	10,000		12.98	3/1/2026
Padmanabh P. Bhatt, Ph.D.	—	35,000	23.99	2/21/2030
	8,750	26,250	36.75	2/22/2029
	15,000	15,000	39.40	2/14/2028
	30,000	10,000	25.30	2/24/2027
	40,000	—	12.98	3/1/2026
	15,000	—	9.13	3/3/2025
	7,500	—	9.24	1/21/2024
Stefan K.F. Schwabe, M.D., Ph.D.	10,000	—	36.75	2/22/2029
	15,000		39.40	2/14/2028
	37,500		25.30	2/24/2027
Tami Martin, R.N., Esq	—	22,000	23.99	2/21/2030
	5,000	15,000	36.75	2/22/2029
	6,000	6,000	39.40	2/14/2028
	9,000	4,500	25.30	2/24/2027
	12,500	—	12.98	3/1/2026
	25,000	—	9.13	3/3/2025
	8,000	—	9.24	1/24/2024
	10,000		7.90	2/5/2023

(1)
All stock options vest over four years in four equal installments of 25% each on the first four anniversaries of the date of grant.

(2)
Equals the closing market price of our common stock on the date of grant.

(3)
Based on the closing market price of our common stock on December 31, 2020.

Option Exercises and Stock Vested
Name	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Jack A. Khattar	—	—	15,625	378,906
	—	—	15,625	370,781
James P. Kelly	—	—	—	—
Gregory S. Patrick	55,000	606,771	—	—
Padmanabh P. Bhatt, Ph.D.	—	—	—	—
Stefan K.F. Schwabe, M.D., Ph.D.	100,000	1,096,797	—	—
Tami Martin, R.N., Esq.	—	—	—	—
Potential Payments upon Termination or Change in Control
Assuming Mr. Khattar’s employment is terminated without cause or he resigns for good reason, or he resigns for good reason after a change of control, each such term as defined in Mr. Khattar’s employment agreement, on December 31, 2020, the estimated values of payments and benefits to Mr. Khattar are set forth in the following table. Assuming Mr. Kelly’s or Ms. Martin’s respective employment is terminated without cause or any of them resigns for good reason, or resigns for good reason after a change of control, each such term as defined in the Executive Retention Agreement, the estimated values of payments and benefits to these executives on December 31, 2020, are set forth in the following table. In addition, the following table also sets forth the amount payable upon a restructuring of Supernus that results in the elimination of Dr. Bhatt’s position assuming the restructuring occurred on December 31, 2020.
	Benefit	Termination Upon a Restructuring	Termination Without Cause or Resignation for Good Reason	Resignation for Good Reason After a Change of Control
Jack A. Khattar	Base salary continuation	$1,254,600	$1,254,600	$1,254,600
	Bonus(1)	$593,800	$593,800	$593,800
	Continuation of benefits(2)	$26,814	$26,814	$26,814
	Total		$1,875,214	$1,875,214
James P. Kelly	Base salary continuation	$460,000	$460,000	$460,000
	Bonus(3)	$—	$—	$—
	Continuation of benefits(4)	$29,454	$29,454	$29,454
	Total		$489,454	$489,454
Padmanabh P. Bhatt, Ph.D.	Severance	$195,700
Stefan K.F. Schwabe, M.D., Ph.D.(5)	Base salary continuation	$413,000	$413,000	$413,000
	Bonus(6)	$150,900	$150,900	$150,900
	Continuation of benefits(4)	$18,909	$18,909	$18,909
	Total		$582,809	$582,809
Tami Martin, R.N., Esq.	Base salary continuation	$326,400	$326,400	$326,400
	Bonus(6)	$91,400	$91,400	$91,400
	Continuation of benefits(4)	$26,446	$18,909	$18,909
	Total		$436,709	$436,709

(1)
Amount shown for bonus in connection with a change in control represents the bonus payment Mr. Khattar would have earned under his employment agreement based on the assumption that his employment terminated as of the last day of fiscal year 2020. The amount set forth in the table reflects the most recent bonus paid to Mr. Khattar under our annual cash incentive plan as of December 31, 2020.

(2)
Amounts shown for continuation of benefits represent estimates for the continuation of COBRA insurance benefits afforded to Mr. Khattar and eligible family members in accordance with his employment agreement.

(3)
Mr. Kelly joined the Company as Executive Vice-President and Chief Financial Officer on October 12, 2020, and therefore, did not receive a bonus payment during the 2020 fiscal year.

(4)
Amounts shown for continuation of benefits represent estimates for the continuation of COBRA insurance benefits afforded to the executive officer and eligible family members in accordance with the Executive Retention Agreement.

(5)
Dr. Schwabe retired from the Company on December 31, 2020. Amounts shown above represent payments Dr. Schwabe would have earned under the Executive Retention Agreement based on the assumption that his employment terminated without cause, for good reason or subject to a change in control as of the last day of fiscal year 2020.

(6)
Amounts shown for bonus in connection with the Executive Retention Agreement represent the bonus payment to the executive based on a lump-sum payment equal to the most recent annual bonus received by the executive. The amount set forth in the table reflects the most recent bonus paid to the executive under our annual cash incentive plan as of December 31, 2020.

CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer to the annual total compensation of our median employee. During fiscal year 2020, the principal executive officer of Supernus was our President and Chief Executive Officer, Jack Khattar. For 2020, the annual total compensation of Mr. Khattar, as disclosed in the Summary Compensation Table, was $6,669,046, and for our median employee was $148,804, resulting in a pay ratio of approximately 45:1.
In accordance with Item 402(u) of Regulation S-K, we identified the median employee as of December 31, 2020 by (i) aggregating for each applicable employee (A) annual base salary, (B) the target bonus and commissions and (C) the estimated grant date fair value of equity granted in 2020, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Supernus, excluding Mr. Khattar. After applying our methodology, we identified two median employees. As a result, we selected the individual whose compensation was closest to the estimate described above.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
DIRECTOR COMPENSATION
The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board of Director or committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity. The equity compensation has historically taken the form of stock options, which we believe motivates the non-employee directors to help us achieve our business objectives by tying incentives to the appreciation of our common stock over the long term. In 2020, however, the Compensation Committee recommended, and the Board of Directors approved, a proposal to alter the mix of equity awards to be 50% in the form of a grant of stock options and 50% in the form of a grant of restricted stock units to support the Company’s share ownership guidelines for members of the Board of Directors.
Our Compensation Committee regularly assesses our non-employee director compensation program in consultation with Radford, its independent compensation consultant, who provides analysis and input on prevailing market practices and recommends any changes to the program to our Board of Directors, which ultimately approves non-employee director compensation.
The 2020 director compensation structure was recommended by the Compensation Committee and approved by the Board of Directors following the review of peer practices from Radford. Under our director compensation structure for 2020, non-chairman members of the Board of Directors received an annual retainer of $50,000 and the Chairman of the Board received an additional $30,000, paid annually. The chairman and members of the Company’s standing committees received the following retainers for their committee service:
Committee	Chairman ($)	Member ($)
Audit Committee	25,000	12,500
Compensation Committee	20,000	10,000
Governance and Nominating Committee	11,000	5,000
Our employee director receives no compensation for serving as a director.
The following table sets forth a summary of the compensation we paid to directors in 2020.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Georges Gemayel	67,500(2)	125,012	130,878	323,390
Frederick M. Hudson	85,000(3)	125,012	130,878	340,890
Charles W. Newhall, III	101,000(4)	125,012	130,878	356,890
John M. Siebert, Ph.D.	82,500(5)	125,012	130,878	338,390
Carrolee Barlow, M.D., Ph.D.	50,000(6)	125,012	130,878	305,890

(1)
Amounts represent the grant date fair value of our common stock calculated in accordance with ASC 718. The grant date of each stock and option award was February 21, 2020.

(2)
Dr. Gemayel received a $50,000 annual Board retainer and $17,500 for his service as a member of the Audit Committee and the Governance and Nominating Committee.

(3)
Mr. Hudson received a $50,000 annual Board retainer, $25,000 for service as Chairman of the Audit Committee, and $10,000 for his service as a member of the Compensation Committee.

(4)
Mr. Newhall received a $50,000 annual Board retainer, a $30,000 retainer for his service as Chairman of the Board, $11,000 for his service as Chairman of the Governance and Nominating Committee, and $10,000 for his service as a member of the Compensation Committee.

(5)
Dr. Siebert received a $50,000 annual Board retainer, $20,000 for his service as Chairman of the Compensation Committee, and $12,500 for his service as a member of the Audit Committee.

(6)
Dr. Barlow received a $50,000 annual Board retainer.

Equity Awards
In addition to the cash retainers set forth above, for 2020, the Compensation Committee recommended and the Board of Directors approved the following equity awards to our non-employee directors.

Stock Option Awards
Each non-employee director received 50% of the grantee’s equity award as nonstatutory stock options to purchase shares of the Company’s Common Stock. The options granted to non-employee directors have exercise prices equal to the closing price of the Company’s Common Stock on the date of the grant, are subject to a ten-year term and vest at the end of the one-year period following the date of grant.
Restricted Stock Unit Awards
Each non-employee director received 50% of the grantee’s equity award in restricted stock units equal to $125,000 of the Company’s Common Stock, which resulted in a grant date fair value of $125,012. These restricted stock unit awards vest at the end of the one-year period following the date of grant and will be forfeited before vesting if the grantee ceases to be a member of the Board of Directors for any reason.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed our audited consolidated financial statements with management. The Audit Committee has discussed the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T with KPMG LLP, our independent registered public accounting firm.
The Audit Committee has received written disclosures from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board which relate to the accountant’s independence from us and has discussed with KPMG LLP their independence from us. The Audit Committee has considered whether the provision of the services provided by KPMG LLP is compatible with maintaining KPMG LLP’s independence.
Based on the review and discussions referenced above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.
Audit Committee:
Frederick M. Hudson, Chair
Georges Gemayel, Ph.D.
John M. Siebert, Ph.D.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm (IRPA Firm) for the fiscal year ending December 31, 2021. The IRPA Firm has served as our independent auditors since October 2015. The IRPA Firm is considered by management to be well qualified.
Appointment of the IRPA Firm is not required to be submitted to a vote of our stockholders for ratification. However, the Board of Directors has determined that the matter should be presented to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the IRPA Firm and may retain that firm or another without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different IRPA Firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
A representative from the IRPA Firm is expected to attend the Annual Meeting of Stockholders and will have the opportunity to respond to appropriate questions of stockholders.
The following table sets forth, in thousands, the aggregate fees for services rendered to us by KPMG LLP as described below ($ in thousands):
	2020	2019
Audit fees	$2,400	$1,276
Audit-related fees	—	140
Tax fees	—	—
All other fees	—	—
Total	$2,400	$1,416
Audit Fees:   These amounts include fees for professional services rendered for the audit of the Company’s annual financial statements, review of the Company’s financial statements included in the Company’s quarterly reports, audit of the Company’s internal control over financial reporting, review of documents filed with the SEC, consents and certain accounting consultations in connection with the audits.
Audit-Related Fees:   Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These fees include professional services incurred in connection with accounting consultations and consultation regarding financial accounting and reporting standards.
Tax Fees:   Tax fees consist primarily of professional services for corporate tax compliance, including the preparation of tax returns and consultation services.
The Audit Committee has reviewed the IRPA Firm’s provision of services and has determined that these services are compatible with maintaining the auditor’s independence. The IRPA Firm did not provide any non-audit services for us in 2020 or 2019.
All of the audit services provided by KPMG LLP described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by Supernus’ independent auditors, to the extent that rule was applicable during fiscal year 2020. On an ongoing basis, management will communicate specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee will review these requests and advise management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors will report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.
The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as our independent public accounting firm for the year ending December 31, 2021.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation of named executive officers (NEOs), which is described in the Compensation Discussion and Analysis, the executive compensation tables, and the accompanying narrative disclosure in the Company’s Proxy Statement (commonly referred to as a “say-on-pay” vote). Pursuant to Section 14A of the Exchange Act, each public company must submit this proposal to its stockholders not less than every six years. We presently submit this non-binding “say-on-pay” advisory vote to our stockholders annually, so the next “say-on-pay” advisory vote will be at the Annual Meeting of Stockholders to be held in 2022. In this Proposal 3, we are asking our stockholders to approve, on a non-binding basis, the compensation paid to our NEOs.
As noted in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is designed to align the interests of our executives with those of our stockholders to reward executives with incentives that are closely linked to the Company’s short and long-term performance goals. Through regular review of the alignment of executive compensation with the Company’s performance, the Compensation Committee seeks to successfully attract and retain highly qualified and motivated executives by providing a competitive executive compensation program that aligns with the value that our executives create for our stockholders. The Compensation Discussion and Analysis section describes our executive compensation philosophy and objectives, how our compensation program is designed, the elements of executive compensation, the use of benchmarking and peer group data, and the actual compensation of our NEOs identified in that section. The Compensation Committee and our Board of Directors believe that the policies and practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in implementing our compensation philosophy and objectives and that the compensation of our NEOs for fiscal year 2020 reflects and supports those policies and practices.
Our Board of Directors will take into consideration the outcome of this vote in determining the frequency of future non-binding, advisory votes on the compensation of our NEOs. As an advisory vote, the results of this vote will not be binding on the Board of Directors or the Company. Our Board of Directors may decide that it is in our best interests and those of our stockholders to hold the advisory vote to approve the compensation of our NEOs more or less frequently.
The Board of Directors recommends a vote “FOR” the proposal to approve, on a non-binding basis, the compensation paid to our named executive officers, as described in this Proxy Statement.

PROPOSAL 4
APPROVAL OF THE
SUPERNUS PHARMACEUTICALS, INC.
2021 EQUITY INCENTIVE PLAN
Our Board of Directors believes it is in our best interests to adopt the Supernus Pharmaceuticals, Inc. 2021 Equity Incentive Plan (2021 Plan) to encourage and enable directors, officers, employees, consultants and advisors to acquire a proprietary interest in Supernus through the ownership, directly or indirectly, of our Common Stock. Equity compensation has historically been a key element of our compensation program. The ability to grant equity awards in the Company has enabled us to attract and retain highly talented employees. Additionally, equity awards have also allowed us to link incentive rewards to Company performance, to encourage director and employee ownership in our Common Stock and to align the interests of our directors and employees with those of our stockholders. Equity based compensation is a common form of compensation in our industry.
The 2021 Plan is designed to provide flexibility to grant equity awards to our employees, officers, non-employee directors, consultants and advisors and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by our Board of Directors and the Compensation Committee. Without the ability to grant equity awards, we would be at a disadvantage against our competitors for recruiting and retaining key talent. We would also be unable to offer competitive total compensation packages necessary to attract, retain and motivate individuals critical to our future success.
On April 30, 2021, our Board of Directors, based on input from Radford, and the recommendation of our Compensation Committee, adopted, subject to stockholder approval, the 2021 Plan. The 2021 Plan is intended to be the successor to the Supernus Pharmaceuticals, Inc. 2012 Equity Incentive Plan, as amended (2012 Plan), which plan will expire on April 2, 2022. Consequently, if approved by our stockholders, the 2021 Plan will become effective immediately following certification of the stockholder vote at the Annual Meeting, the available share reserve (as described below) under the 2012 Plan will roll over into the 2021 Plan, no shares will remain in reserve to make awards under the 2012 Plan and no further awards will be made under the 2012 Plan. The terms of the 2021 Plan reflect current accounting, regulatory and tax rules. A copy of the 2021 Plan is included as Appendix A to this Proxy Statement and the material terms of the 2021 Plan are described below.
As of April 16, 2021, there were 5,982,287 shares of Common Stock subject to options outstanding under the 2012 Plan with a weighted average exercise price of $23.97 and a weighted average term of 6.62 years. In addition, as of April 16, 2021, there were 21,110 unvested full value awards subject to service-based vesting and 130,625 unvested full value awards subject to performance-based vesting. As of April 16, 2021, we had an aggregate of 53,018,637 shares of Common Stock outstanding and a total of 2,951,859 shares of Common Stock reserved for issuance and available for future grants under the 2012 Plan, representing approximately 6% of the total shares outstanding as of such date.
Subject to the approval of our stockholders, and as adopted by our Board of Directors, the maximum number of shares that can be issued under the 2021 Plan shall not exceed the sum of (i) 2,000,000 shares and (ii) the approximately 2,951,859 shares that are presently available for grant under the 2012 Plan. The number of shares available for grant under the 2012 Plan will include the approximately 2,951,859 shares that are presently available for grant under the 2012 Plan, plus any shares of our Common Stock issued under the 2012 Plan that expire or are forfeited, surrendered, canceled or otherwise terminated, in whole or in part, after April 16, 2021, less any shares of our Common Stock awarded under the 2012 Plan after April 16, 2021, and before June 15, 2021.
Based solely on the closing price of our Common Stock as reported by Nasdaq on April 16, 2021, and the maximum number of shares that would have been available for awards as of such date under the 2021 Plan, the maximum aggregate market value of the shares of Common Stock that could potentially be issued under the 2021 Plan is $156,973,930, based on a market price of $31.70, of which $93,573,930 represents shares that were available for grant under the 2012 Plan as of such date and $63,400,000 represents the 2,000,000 new shares of Common Stock which can be issued under the 2021 Plan. The shares of Common Stock available for issuance under the 2021 Plan will be authorized but unissued shares of Common Stock.

Share Reserve
The maximum number of shares that can be issued under the 2021 Plan shall not exceed the sum of (i) 2,000,000 shares and (ii) the shares that remain available for grant under the 2012 Plan as of the date the 2021 Plan is effective, which date is expected to be June 15, 2021, if approved by stockholders. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Under the 2021 Plan, the maximum number of shares available for grant shall not be increased by (i) shares tendered as payment for the exercise of a stock option or SAR, (ii) shares withheld to cover taxes, and (iii) shares that have been repurchased by the Company using stock option or SAR exercise proceeds. Shares underlying awards that otherwise expire or become unexercisable without having been exercised or that are forfeited shall again become available for award.
Each share of Common Stock underlying a stock option or stock appreciation right shall be counted against the maximum limit as one (1) share for every one (1) share subject to the stock option or stock appreciation right. Any shares of stock granted in connection with full value awards, awards other than stock options or stock appreciation rights, shall be counted against the maximum limit as one and one-half (1.5) shares of stock for every one (1) share of stock subject to the award, including awards that could be settled in cash or stock.
Administration
The 2021 Plan is presently administered by the Compensation Committee of our Board of Directors.
Eligibility
Employees and directors of, and consultants and advisors to, Supernus and its affiliates are eligible to participate in the 2021 Plan. The basis for participation in the 2021 Plan is selection by the Board of Directors of those employees and directors of, and consultants and advisors to, the Company and its affiliates who, in the opinion of the Board of Directors, are key and in a position to make a significant contribution to the success of the Company and its affiliates, including at the discretion of the Board of Directors, those who may help the Company achieve objectively determinable measures of performance as determined by the Board of Directors. Eligibility for stock options, other than incentive stock options, including, but not limited to nonqualified stock options, is limited to directors, employees or other individuals who are providing direct services to the Company or a subsidiary of the Company on the grant date of the stock option. As of April 16, 2021, six directors (including the CEO), five executive officers who were not also directors, approximately 552 employees who were not also executive officers and no consultants or advisors presently were eligible to participate in the 2021 Plan. All such classes are eligible to participate in the 2021 Plan.
Types of Awards
The types of awards that are available for grant under the 2021 Plan are:
•
stock options (incentive stock options and non-qualified stock options);

•
stock appreciation rights;

•
restricted stock;

•
unrestricted stock;

•
stock units, including restricted stock units;

•
performance awards;

•
cash awards; and

•
other awards that are convertible into or otherwise based on stock.

Vesting
Except for the administrator’s discretion to provide for accelerated vesting upon a participant’s death, disability or a covered transaction, or for awards which in the aggregate do not exceed 5% of the shares available for awards as determined under the 2021 Plan, the administrator shall require that each participant complete at least one year of continuous service following the grant of an award before the participant vests in any portion of the award.
Transferability
Under the 2021 Plan, neither incentive stock options nor, except as the administrator otherwise expressly provides, other awards are permitted to be transferred other than by will or by the laws of descent and distribution. The administrator may permit awards other than incentive stock options to be transferred by gift, subject to such limitations as the administrator may impose.
Corporate Transactions
In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of our assets or a dissolution or liquidation of Supernus, the administrator may, among other things, accelerate vesting, provide for continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the cash-out of awards (but only with stockholder approval if the awards are underwater) for an amount equal to the difference between their fair market value and their exercise price (if any) or for the accelerated vesting or delivery of shares under awards, in each case on such terms and with such restrictions as it deems appropriate. Except as otherwise provided in an award agreement, awards not assumed or cashed-out will terminate upon the consummation of such corporate transaction.
Adjustment
In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2021 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. The administrator may also make the types of adjustments described above to take into account events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the 2021 Plan and to preserve the value of awards.
Term
No awards will be made after the 10th anniversary of the 2021 Plan’s adoption, but previously granted awards will be permitted to continue beyond that date in accordance with their terms. The term of each award may not exceed 10 years.
Amendment or Termination
The administrator may at any time or times amend the 2021 Plan or any outstanding award for any purpose, subject to stockholder approval where such approval is required by applicable law, and may at any time terminate the 2021 Plan as to any future grants of awards, except that, unless otherwise expressly provided in the 2021 Plan, the administrator may not, without the participant’s consent, alter the terms of an award so as to affect materially and adversely the participant’s rights under the award, unless the administrator expressly reserved the right to do so at the time the award was granted.
New Plan Benefits
The amounts of future grants under the 2021 Plan are not determinable and will be granted at the sole discretion of the Board of Directors or other delegated persons. We cannot determine as of the date of this Proxy Statement the number, name or positions of the persons who will receive such awards under the 2021 Plan or the amount, types or terms of any such awards.
The Board of Directors deems the above proposal to be in our best interests and recommends a vote “FOR” adoption of the 2021 Equity Incentive Plan.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10 percent of a registered class of Supernus’ equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of Forms 3 and 4 and amendments thereto furnished to us during the 2020 fiscal year, including Forms 5 and amendments thereto furnished to us, and on written representations from the Company’s directors and executive officers, we believe that all such forms were timely filed in 2020 except for one Form 4 filing by Gregory S. Patrick to report two separate gifts of shares.
STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholders intending to submit proposals (other than a director nomination) to be included in our proxy statement for the Annual Meeting of Stockholders to be held in 2022 must send their proposals to the Secretary of Supernus at 9715 Key West Avenue, Rockville, Maryland 20850 no later than December 31, 2021. Such proposals must relate to matters appropriate for stockholder action and be consistent with the SEC’s rules and regulations regarding the inclusion of stockholder proposals in our proxy materials set forth in Rule 14a-8. With respect to director nominations, stockholders should refer to the Corporate Governance section of this Proxy Statement.
Stockholders intending to present proposals at our 2022 Annual Meeting, and not intending to have such proposals included in our 2022 proxy statement, must send their written proposal to the Secretary of Supernus at 9715 Key West Avenue, Rockville, Maryland 20850 no earlier than February 15, 2022 and no later than March 17, 2022, and such written proposal must be in accordance with the requirements set forth in our Amended and Restated Bylaws. If notification of a stockholder proposal is not received by the above date, we may vote, in our discretion. any and all of the proxies received in that solicitation.
ANNUAL REPORT
Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2020) accompanies this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

LIST OF APPENDICES
Appendix
Supernus Pharmaceuticals, Inc. 2021 Equity Incentive Plan	A-1

EXHIBIT A
SUPERNUS PHARMACEUTICALS, INC.
2021 EQUITY INCENTIVE PLAN
1.   DEFINED TERMS
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2.
PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.
3.
ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.
4.
LIMITS ON AWARDS UNDER THE PLAN

(a)   Number of Shares.   Subject to Section 7(b)(1) and Section 7(b)(2) hereof, the aggregate number of shares that may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (i) 2,000,000 shares of Stock, which may be delivered in satisfaction of Awards under this Plan, and (ii) approximately 2,951,859 shares of Stock, which as of the Effective Date, are available for issuance under the Prior Plan. If any Awards of shares of Stock under this Plan or the Prior Plan expire or are forfeited, surrendered, canceled or otherwise terminated, in whole or in part, on or after the Effective Date without shares of Stock being issued, then the shares of Stock subject to such expired, forfeited, surrendered, canceled or otherwise terminated Awards shall be made available for subsequent grant under this Plan. Up to the total number of shares of Stock available for Awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) shall be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. Each share of Stock underlying a Stock Option or SAR (whether settled in Stock or cash) shall be counted against the maximum limit as one (1) share for every one (1) share subject to the Stock Option or SAR. Any shares of Stock granted in connection with full value Awards, Awards other than Stock Options or SARs, shall be counted against the maximum limit as one and one-half (1.5) shares of Stock for every one (1) share of Stock subject to the Award, including Awards that could be settled in cash or Stock. The maximum number of shares of Stock shall not be increased by (i) shares tendered as payment for the exercise of a Stock Option or SAR, (ii) shares withheld to cover taxes, and (iii) shares that have been repurchased by the Company using Stock Option or SAR exercise proceeds. Shares of Stock underlying Awards under this Plan that otherwise expire or become unexercisable without having been exercised or that are forfeited shall again become available for Award. The limits set forth in this Section 4(a) shall be construed to comply with Section 422, and in no event will the number of shares of Stock issued under the Plan through ISOs exceed 2,000,000.
(b)   Type of Shares.   Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
5.
ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company and its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates, including at the discretion of the Administrator, those who may help the Company achieve Performance Criteria; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to Employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424. Eligibility for Stock Options other than ISOs, including, but not limited to NQSOs, includes Employees, directors, consultants or advisors who provide direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company.
6.
RULES APPLICABLE TO AWARDS

(a)   All Awards.
(1)   Award Provisions.   The Administrator will determine the terms of all Awards, including any Performance Criteria for any Performance Award, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant shall be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)   Term of Plan. No Awards may be made after June 15, 2031, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)   Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.
(4)   Vesting, etc.   Except for the Administrator’s discretion to provide for accelerated vesting upon a Participant’s death or disability, or for Awards which in the aggregate do not exceed 5% of the shares available for Awards as determined under Section 4(a), or as provided at Section 7(a)(3)below, the Administrator shall require that no portion of an Award shall vest earlier than one year from its grant date. Subject to the limitations of the preceding sentence, the Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Except for the Participant’s death or disability, or for Awards which in the aggregate do not exceed 5% of the shares available for Awards as determined under Section 4(a), or as provided at Section 7(a)(3), the Administrator shall not at any time accelerate the vesting or exercisability of an Award, whether by amendment of the Award or through any other agreement or arrangement. The following rules will apply if a Participant’s Employment ceases:
(A)   Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.
(B)   Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C)   All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or permanent disability (as determined by the Administrator), to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or permanent disability, as applicable, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D)   All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.
(5)   Competing Activity.   The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the applicable Award agreement and the Plan, or if the Participant breaches any agreement with the Company or an Affiliate with respect to non-competition, non-solicitation or confidentiality, or to the extent disgorgement or forfeiture of the Award or any amounts received under the Award is required under a policy of the Company or any successor, or its or their subsidiaries, adopted to comply with applicable requirements of law (including Section 10D of the Securities Exchange Act of 1934, as amended) or of any applicable stock exchange.
(6)   Taxes.   The delivery, vesting and retention of Stock under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).
(7)   Dividend Equivalents, Etc.   The Administrator shall not provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to the any portion of an Award, whether or not vested, unless the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award due to ownership of the Stock.
(8)   Rights Limited.   Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.
(9)   Coordination with Other Plans.   Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).
(10)   Section 409A.   Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.
(11)   Certain Requirements of Corporate Law.   Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(12)   Fair Market Value.   In determining the fair market value of any share of Stock under the Plan, the Administrator shall make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b)   Awards Requiring Exercise.
(1)   Time And Manner Of Exercise.   Unless the Administrator expressly provides otherwise, each Stock Option or SAR will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.
(2)   Exercise Price.   The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (or, in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than with stockholder approval.
(3)   Payment Of Exercise Price.   Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of Stock that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the Administrator may prescribe, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4)   Maximum Term.   Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).
7.
EFFECT OF CERTAIN TRANSACTIONS

(a)   Mergers, etc.   Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:
(1)   Assumption or Substitution.   If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2)   Cash-Out of Awards.   The Administrator shall not provide for payment (a “cash-out”), with respect to any Award that has a then current fair market value less than the exercise price of the Award, or any portion thereof, unless the Company’s shareholders approve of the cash-out. Further, subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide for payment with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.
(3)   Acceleration of Certain Awards.   To the extent that any Awards are not assumed or substitutions are not provided pursuant to 7(a)(1) above, subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that each Award requiring exercise will become exercisable in full or in part and/or that the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction with respect to the portion of the Award so accelerated.
(4)   Termination of Awards Upon Consummation of Covered Transaction.   Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above, and (ii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).
(5)   Additional Limitations.   Any acceleration of vesting pursuant to Section 7(a)(3) as to any Award that vests based upon performance standards shall be limited to vesting on the actual achievement of the performance standard or pro rata based upon progress made toward the performance target. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(b)   Changes in and Distributions With Respect to Stock.
(1)   Basic Adjustment Provisions.   In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
(2)   Certain Other Adjustments.   The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, and the requirements of Section 409A, where applicable.
(3)   Continuing Application of Plan Terms.   References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.   LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or foreign securities laws. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.
9.
AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.
10.
OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.
11.
MISCELLANEOUS

(a)   Waiver of Jury Trial.   By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.
(b)   Limitation of Liability.   Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.
12.
ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.
13.
GOVERNING LAW

Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
“Administrator”:   The Board, except that the Board may delegate its authority under the Plan to a committee of the Board (or one or more members of the Board), in which case references herein to the Board will refer to such committee (or members of the Board). The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine, (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law, and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. Notwithstanding the foregoing, each person who serves as Administrator shall be “independent” under the applicable rules and regulations of the SEC, The NASDAQ Global Market, and the Code. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.
“Affiliate”:   Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.
“Award”:   Any or a combination of the following:
(i)
Stock Options.

(ii)
SARs.

(iii)
Restricted Stock.

(iv)
Unrestricted Stock.

(v)
Stock Units, including Restricted Stock Units.

(vi)
Performance Awards.

(vii)
Cash Awards.

(viii)
Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:   The Board of Directors of the Company.
“Cash Award”:   An Award denominated in cash.
“Cause”:   In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan. In the case of any other Participant, “Cause” will mean (i) substantial or intentional misconduct that is materially injurious to the Company or an Affiliate, or (ii) the commission by the Participant of an act of embezzlement, fraud or other crime of dishonesty (iii) deliberate disregard of the rules or policies of the Company or an Affiliate which results in material economic loss, damage or injury to the Company or an Affiliate; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company or an Affiliate or any third party who has a business relationship with the Company or an Affiliate or the violation of any non-competition or non-solicitation covenant or assignment of inventions obligation with the Company or an Affiliate; (v) the commission of any act which induces, or reasonably could be expected to induce, any customer or prospective customer of the Company or an Affiliate to break a contract with the Company or an Affiliate or to decline to do business with the Company or an Affiliate; (vi) the commission of (A) a felony or (B) other crime involving any financial impropriety or moral turpitude or which would materially interfere with the Participant’s ability to perform his or services for the Company or an Affiliate or otherwise would be injurious to the Company or an Affiliate; or (vii) the failure to perform in a material respect his or her employment (or other service) obligations

(including, without limitation, the duties and responsibilities of the Participant’s position) without proper cause (as determined by the Administrator in its sole discretion).
“Code”:   The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
“Company”:   Supernus Pharmaceuticals, Inc.
“Covered Transaction”:   Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
“Employee”:   Any person who is employed by the Company or an Affiliate.
“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “non-qualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed a part of the Plan.
“Effective Date”:   June 15, 2021.
“ISO”:   A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a NQSO unless, as of the date of grant, it is expressly designated as an ISO.
“NQSO”:   A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Participant”:   A person who is granted an Award under the Plan.
“Performance Award”:   An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards.
“Performance Criteria”:   Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. Performance Criterion will mean an objectively determinable measure of performance including but not limited to measures relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) operating income; (vi) earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; (vii) earnings or earnings per share;

(viii) return on equity, investment, capital or assets; (ix) one or more operating ratios; (x) borrowing levels, leverage ratios or credit rating; (xi) market share; (xii) capital expenditures; (xiii) working capital; (xiv) cash; (xv) cash flow; (xvi) accounts receivable; (xvii) write-offs; (xviii) intellectual property (e.g., patents); (xix) manufacturing, production, and inventory; (xx) stock price; (xxi) stockholder return; (xxii) sales of particular products or services; (xxiii) customer acquisition or retention; (xxiv) operations; (xxv) product development or product launches; (xxvi) acquisitions and divestitures (in whole or in part); (xxvii) joint ventures and strategic alliances; (xxviii) spin-offs, split-ups and the like; (xxix) reorganizations; or (xxx) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (e) on a pre-tax or after tax basis. Awards may take into account any other factors deemed appropriate by the Committee.
“Plan”:   The Supernus Pharmaceuticals, Inc. 2021 Equity Incentive Plan as from time to time amended and in effect.
“Prior Plan”:   The Supernus Pharmaceuticals, Inc. Fourth Amended and Restated 2012 Equity Incentive Plan.
“Restricted Stock”:   Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
“Restricted Stock Unit”:   A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“SAR”:   A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”:   Section 409A of the Code.
“Section 422”:   Section 422 of the Code.
“Section 424”:   Section 424 of the Code.
“SEC”:   The U.S. Securities and Exchange Commission.
“Stock”:   Common Stock of the Company, par value $0.001 per share.
“Stock Option”:   An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”:   An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Unrestricted Stock”:   Stock not subject to any restrictions.

Supernus Pharmaceuticals, Inc.Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q1.to elect two (2) directors to hold office for the ensuing three years and until their successors have been duly elected and qualified:ForWithholdForWithhold01 - Georges Gemayel, Ph.D.02 - John Siebert, Ph.D.2.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;ForAgainst Abstain3.to approve, on a non-binding basis, the compensation paid to our named executive officers;ForAgainst Abstain4.to act upon a proposal to adopt the Supernus Pharmaceuticals, Inc. 2021 Equity Incentive Plan; and5.to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The proxy statement and annual report are available at: www.edocumentview.com/SUPNq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qNotice of 2021 Annual Meeting of Stockholders Supernus Pharmaceuticals, Inc.9715 Key West Avenue, Rockville, MD 20850Proxy Solicited on behalf of the Board of Directors for Annual Meeting on June 15, 2021Jack A. Khattar and Padmanabh P. Bhatt or either of them, each with the power of substitution, are hereby authorized as Proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Supernus Pharmaceuticals, Inc. to be held on June 15, 2021 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees and FOR Proposals 2 - 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)